UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2013

Commission File Number: 000-52752

SILVER STREAM MINING CORP.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-0439650
(IRS Employer Identification Number)

9550 South Eastern Avenue

Suite 253, Las Vegas, NV 89123
(Address of principal executive offices)

(702) 818-1775
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ð Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ð Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

ð Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

ð Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This Form 8-K (Amendment No.3) amends the Form 8-K filed May 15, 2013, as amended by Form 8-K/A (Amendment No. 1) filed July 15, 2013 and Form 8-K/A (Amendment No. 2) filed November 19, 2013 by WS Industries, Inc. (now Silver Stream Mining Corp.). This Form 8-K/A (Amendment No. 3) is filed to address comments from the US Securities and Exchange Commission on our Form 8-K/A (Amendment No.2) as well as to include updated financial statements of Rio Plata Exploration Corporation.

FORWARD LOOKING INFORMATION

This report contains certain forward-looking statements and forward looking information which are based upon our current internal expectations, estimates, projections, assumptions and beliefs as at the date of such statements or information, including, among other things, assumptions with respect to future capital expenditures and cash flows.  The reader is cautioned that the assumptions used in the preparation of such information may be incorrect.  In some cases, words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate”, “may”, “will”, “potential”, “proposed” and other similar words, or statements that certain events or conditions “may” or “will” occur, are intended to identify forward-looking statements and forward-looking information.  These statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in the forward-looking statements or information.  In addition, this report may contain forward-looking statements and information attributed to third party industry sources.  By its nature, forward-looking information involves numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other forward-looking statements will not occur.  Such forward-looking statements and information in this report speak only as of the date of this report.

In making the forward looking statements in this report, we have applied certain factors and assumptions that we believe are reasonable, including that there is no material deterioration in general business and economic conditions; that the supply and demand for, deliveries of, and the level and volatility of prices of metals and minerals evolve as expected; that we receive any regulatory and governmental approvals for our projects on a timely basis; that we are able to obtain financing on reasonable terms; that we are able to procure equipment and supplies in sufficient quantities and on a timely basis; that engineering and exploration timetables and capital costs for our company’s exploration plans are not incorrectly estimated or affected by unforeseen circumstances and that any environmental and other proceedings or disputes are satisfactorily resolved.

Forward-looking statements and information in this report include, but are not limited to, statements with respect to:

•

our intent to acquire assets and to advance our property;

•

the acquisition of additional mineral properties by us;

•

our ability to obtain all governmental approvals, permits and third party consents in connection with our exploration activities;

•

our future exploration, capital and operating costs, including the costs and potential impact of complying with existing and proposed environmental laws and regulations;

•

general business and economic conditions;

•

growth expectations within our company;

•

capital expenditure programs and the timing and funding thereof;

•

expected levels of operating costs, general and administrative costs, costs of services and other costs and expenses; and

•

expectations regarding our ability to raise capital.

Although we believe that the expectations reflected in the forward-looking statements and information are reasonable, there can be no assurance that such expectations will prove to be correct.  We cannot guarantee future results, levels of activity, performance or achievements.  Consequently, there is no representation by us that actual results achieved will be the same in whole or in part as those set out in the forward-looking statements and information.  Some of the risks and other factors, some of which are beyond our control, which could cause results to differ materially from those expressed in the forward-looking statements and information contained in this report, but are not limited to:

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general economic conditions in Canada, Mexico, the United States and globally;

•

whether financing for our exploration activities will be available when needed and on terms satisfactory to us;

•

our ability to attract and retain skilled staff, and maintain good relations with our staff;

•

whether our exploration activities on the Metates Property will proceed in accordance with current timetables;

•

whether certain consumables and services will be available to us when needed and on terms satisfactory to us;

•

failure to obtain industry partner and other third party consents and approvals, when required;

•

stock market volatility and market valuations;

•

the availability of capital on acceptable terms and the use of proceeds of financings;

•

the need to obtain required approvals from regulatory authorities; and

•

the other factors disclosed under “Risk Factors” in this report and in other reports we file with securities regulators.

Readers are cautioned that the foregoing list of factors is not exhaustive.  The forward-looking statements and the forward-looking information contained in this report are expressly qualified by this cautionary statement.  We are not under any duty to update any of the forward-looking statements or information after the date of this report to conform such statements or information to actual results or to changes in our expectations except as otherwise required by applicable securities laws.

PRESENTATION OF INFORMATION

W. S. Industries, Inc. (“WS Industries”) entered into an Agreement and Plan of Merger dated April 22, 2013 (the “Merger Agreement”) by and among WS Industries, W.S. Merger Corp., a Nevada company and a wholly owned subsidiary of WS Industries (“Merger Sub”), Rio Plata Exploration Corporation, a company organized pursuant to the laws of the Province of British Columbia, Canada (the “Rio Plata”), and certain holders (the “WS Debt Holders”) of debt of WS Industries (the “WS Debt”), pursuant to which, at the effective time of the merger on May 14, 2013, the WS Debt Holders sold their WS Debt to certain purchasers, who converted such debt into an aggregate of 5,000,000 shares of WS Industries, and Merger Sub was merged with and into Rio Plata (the “Merger”). Merger Sub remained as the surviving entity in the Merger and succeeded to all of the assets, liabilities and operations of Rio Plata and Rio Plata effectively became a wholly owned operating subsidiary of WS Industries. Shareholders of Rio Plata exchanged their shares of Rio Plata for an aggregate of 28,000,000 shares of WS Industries under the Merger, including holders of short-term debt of Rio Plata that converted their debt into shares of Rio Plata prior to the effective time of the Merger.

The Merger constitutes a change in control of WS Industries and, accordingly, is accounted for as a “reverse merger” with the Corporation treated as the acquiring entity and operating company for accounting purposes. As a result, this current report includes the audited consolidated financial statements as of and for the years ended March 31, 2013 and 2012 of Rio Plata, as well as unaudited pro forma condensed combined financial information of Rio Plata and WS Industries.   These financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”).

Merger Sub was subsequently merged with and into WS Industries in August 2013, with WS Industries as the surviving entity which succeeded to all of the assets, liabilities and operations of Rio Plata, effectively making Rio Plata the public entity, and at which time the name of WS Industries was changed to Silver Stream Mining Corp. (“Silver Stream”).

All financial information in this current report is presented in U.S. dollars, unless otherwise indicated, and should be read in conjunction with the financial statements and notes thereto included in this current report.

As used herein, the words the “Corporation,” “Rio Plata,” “we,” “us,” and “our” refer to the current Nevada corporation operating the business acquired from Rio Plata.

ENFORCEMENT OF CIVIL LIABILITIES

A substantial majority of our assets are located outside the United States. Furthermore, our directors and officers reside outside the United States and all or most of the assets of those officers and directors may be located outside the United States. As a result, investors may find it difficult to effect service of process within the United States upon us or these persons or to enforce outside the United States judgments obtained against us or these persons in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the U.S. federal securities laws. Likewise, it may also be difficult for an investor to enforce in U.S. courts judgments obtained against us or these persons in courts located in jurisdictions outside the United States. It may also be difficult for an investor to bring an original action in a Canadian,

Mexican or other foreign court predicated upon the civil liability provisions of the U.S. federal securities laws against us or these persons.

In particular, there is doubt as to the enforceability of original actions in Canadian and Mexican courts of civil liabilities predicated solely upon U.S. federal securities laws, and the enforceability in Canadian and Mexican courts of judgments entered by U.S. courts predicated upon the civil liability provisions of U.S. federal securities laws will be subject to compliance with procedural and other requirements under Canadian and Mexican law, including the condition that the judgment does not violate Canadian or Mexican public policy.

Item 1.01

Entry into Material Definitive Agreement

The disclosures set forth in Item 2.01 hereof are hereby incorporated by reference into this Item 1.01.

Item 2.01

Completion of Acquisition or Disposition of Assets

THE MERGER

Merger Agreement

Pursuant to a Merger Agreement by and among WS Industries, Merger Sub, Rio Plata, and the WS Debt Holders, Merger Sub merged with and into Rio Plata, with Merger Sub remaining as the surviving entity which succeeded to all of the assets, liabilities and operations of Rio Plata and Rio Plata effectively became a wholly owned operating subsidiary of WS Industries. The name of Merger Sub was changed to Rio Plata Exploration Corporation at the effective time of the Merger. The Merger was effective as of May 14, 2013, upon the filing of Articles of Merger with the Secretary of State for the State of Nevada (the “Effective Time”).

At the Effective Time of the Merger, the following steps occurred:

(a) All shares of common stock of WS Industries held by the principal shareholder of WS Industries were automatically cancelled and extinguished and no payment was made with respect to those shares;

(b) All common shares of Rio Plata issued and outstanding immediately prior to the Effective Time were automatically converted into and exchangeable for an aggregate of 28,000,000 fully paid and non-assessable shares of common stock of WS Industries;

(c) All common shares of Rio Plata held at the Effective Time by Rio Plata as treasury stock were cancelled and extinguished and no payment was made with respect to those shares;

(d) Each common share of Rio Plata issued and outstanding immediately prior to the Effective Time and owned by Merger Sub or WS Industries was cancelled and extinguished without any conversion thereof and no payment was made with respect thereto;

(e) All WS Debt owned by the WS Debt Holders was automatically sold to certain purchasers and automatically converted into an aggregate of 5,000,000 fully paid and non-assessable shares of common stock of WS Industries;

(f) All shares of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time were converted into and became one validly issued, fully paid and non-assessable share of common stock of the merged company;

(g) (i) The property, rights and interests of Rio Plata shall continue to be the property, rights and interests of the merged company, (ii) the merged company shall continue to be liable for the obligations of Rio Plata, (iii) an existing cause of action, claim or liability to prosecution in respect of Rio Plata is unaffected, (iv) a legal proceeding being prosecuted or pending by or against Rio Plata may be prosecuted or its prosecution may be continued, as the case may be, by or against the merged company, and (e) a conviction against, or a ruling, order or judgment in favor of or against Rio Plata may be enforced by or against the merged company; and

(h) WS Industries assumed all obligations of Rio Plata under Rio Plata’s Stock Option Plan.

As a condition to the Merger, WS Industries, Merger Sub and the Corporation entered into an Indemnity Agreement dated April 22, 2013 (the “Indemnity Agreement”) with Robert Bell, a common officer and director at the time, pursuant to which they agreed to indemnify him for actions taken by such him in connection with the consideration, approval and consummation of the Merger and certain related transactions. A copy of the Indemnity Agreement is filed herewith as Exhibit 10.1, and is incorporated hereby by reference.

As a result of the Merger, at the Effective Time of the Merger, the former stockholders of Rio Plata held approximately 77% of the outstanding shares of capital stock of WS Industries. Accordingly, the Merger represents a change in control of WS Industries.

The Merger is accounted for as a capital transaction. Upon effectiveness of the Merger, Rio Plata’s business became the business of WS Industries. Upon completion of the Merger, all management of WS Industries resigned and the management of Rio Plata became the management of WS Industries.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is hereby incorporated by reference herein.

The board of directors of WS Industries approved a transaction following the Merger pursuant to which Merger Sub was merged with and into WS Industries, leaving WS Industries as the surviving corporation which succeeded to all of the assets, liabilities and operations of Rio Plata, effectively making Rio Plata the public entity (the “Short-Form Merger”). In connection with the Short-Form Merger, WS Industries relinquished its corporate name and assumed the name “Silver Stream Mining Corp.” The Short-Form Merger and name change became effective upon the filing of Articles of Merger with the Secretary of State for the State of Nevada on July 26, 2013 and FINRA approval on August 8, 2013.

Background to the Merger

In late 2012 and early 2013, Rio Plata was contemplating a reorganization of the company to the United States. Rio Plata believed such a reorganization would provide greater opportunity to the company for a number of reasons, including increased access to capital, more liquidity and a higher market value. The directors of Rio Plata instructed Robert Bell, our former President and CEO, who was President and CEO of Rio Plata prior to the Merger, to undertake a review of possible methods, terms and the costs of such a reorganization.

As part of his review, in March 2013, Mr. Bell approached James Dempsey, the sole director and officer, majority shareholder and holder of a significant amount of debt in WS Industries at the time, about acquiring his interest in WS Industries for the purposes of effecting a reverse merger of Rio Plata and WS Industries. Mr. Bell and Mr. Dempsey were acquainted with one another through mutual business associates. Mr. Bell and Mr. Dempsey had attempted to conduct business in the past when Mr. Bell had approached Mr. Dempsey about a year earlier about a possible transaction between WS Industries and another company with which Mr. Bell was involved. The transaction did not transpire and Mr. Bell and Mr. Dempsey had not entered into any business transactions prior to sale of Mr. Dempsey’s interest in WS Industries in connection with the Merger as described below.

During March and April 2013, Mr. Bell and Mr. Dempsey discussed the terms of a possible sale of Mr. Dempsey’s interest in WS Industries, as well as terms of a potential reverse merger of Rio Plata and WS Industries. WS Industries had incurred a substantial amount of debt and was insolvent at the time, and Mr. Dempsey desired to dispose of his shares in the company (which represented 85% of the company’s outstanding common stock) and to retire from the company. Mr. Bell desired to acquire control of WS Industries for purposes of the reverse merger subject to a substantial reduction of the company’s indebtedness.  The WS Debt Holders held a significant amount of debt in WS Industries and Mr. Dempsey believed they would willing to negotiate terms of settlement as WS Industries was insolvent.

In mid-April 2013, Mr. Bell discussed his review with the directors of Rio Plata, and recommended a reverse merger with WS Industries, subject to the successful negotiation by him of a substantial reduction in debt with debt holders of WS Industries in connection with the Merger. The directors of Rio Plata instructed Mr. Bell to proceed.

On April 16, 2013, 0847473 B.C. Ltd., a private company controlled by Robert Bell, acquired control of WS Industries from Mr. Dempsey for purposes of effecting the reverse merger, and Mr. Dempsey resigned as a director and officer of WS Industries and Mr. Bell was appointed in his place. Rio Plata could not acquire Mr. Dempsey’s interest directly as Rio Plata was concerned about being required to consolidate the operations of WS Industries into its operations from the date of purchase. In addition, the controlling interest in WS Industries may have been useful for Mr. Bell in the event he was unable to negotiate down the debt of WS industries and the reverse merger did not transpire.

Mr. Bell then began discussions with debt holders of WS Industries about terms of restructuring of their indebtedness. Given that WS Industries was insolvent and had no business prospects, the debt holders were agreeable to settlement of their indebtedness on terms favorable to Rio Plata as there was limited prospect of the return of the funds lent by them to the company in the near future. Pursuant to these discussions, the debt holders agreed to forgive certain debt underlying promissory notes held by them and to sell or convert other debt held by them into shares of common stock of WS Industries in connection with the Merger. See “- WS Debt Restructuring” below.

On April 19, 2013, WS Industries incorporated a wholly-owned subsidiary in Nevada (“WS Merger Corp.”) for purposes of effecting the reverse merger.

On April 22, 2013, the directors of Rio Plata considered, discussed and approved the terms of the Merger and related Merger Agreement as described below.

On April 22, 2013, WS Industries, WS Merger Corp., Rio Plata and the WS Debt Holders entered into the Merger Agreement.

On April 22, 2013, Rio Plata delivered a Notice of Special Meeting and Management Information Circular to its shareholders in connection with the proposed Merger to solicit proxies for approval of the Merger at a special meeting of shareholders to be held on May 13, 2013. Subsequently and prior to the Effective Time of the Merger, certain debt holders of Rio Plata (who were also shareholders) converted their Rio Plata debt into shares of Rio Plata.

The Merger Agreement was approved by WS Industries as the sole shareholder of WS Merger Corp. on April 22, 2013. On May 13, 2013, the shareholders of Rio Plata also approved the Merger at the special meeting of Rio Plata shareholders.

The Merger was effected on May 14, 2013. The consideration to Rio Plata shareholders under the Merger was approximately 1.36 shares of common stock of WS Industries for each common share of Rio Plata. In arriving at the exchange ratio, the parties considered, among other things, the proposed capitalization of the merged company, the trading restrictions on the shares of WS Industries to be issued to Rio Plata shareholders pursuant to the Merger under applicable securities rules, and the anticipated additional costs of compliance with rules of US state and federal regulatory authorities.

In considering the proposed capitalization of the merged company, the parties considered (i) the substantially lower level of indebtedness of WS Industries post-Merger as most debt of WS Industries would be forgiven or converted to common stock, (ii) the amount of Rio Plata debt to be carried post-Merger as a potion of the debt was expected to be converted to Rio Plata shares prior to the Merger for participation in the share exchange, and (iii) the number of shares of WS Industries to be outstanding post-Merger and the relative ownership interests of Rio Plata shareholders in WS Industries post-Merger (all of the shares of WS Industries acquired from Mr. Dempsey would be cancelled under the Merger and the Rio Plata shareholders would own a large majority of the outstanding shares of WS Industries post-Merger (77%), giving them substantial control over the company).

WS Debt Restructuring

Prior to the Merger, WS Industries had approximately $1,077,725 of indebtedness outstanding which was owed to the WS Debt Holders. The WS Debt Holders consisted of James Dempsey, the former director and officer of WS Industries, his spouse Carolyn Davis, Armor Capital Partners ( a consultant to WS Industries) and certain business associates of Mr. Dempsey (655992 BC Ltd., MDI Small Cap Fund, EH&P Gutenberg Management and Temple Trust). WS Industries was indebted to Mr. Dempsey for management fees and loans, to Carolyn Davis for administrative fees, to Armor Capital Partners for consulting fees and interest, and to the other WS Debt Holders for loans made to the company. WS Industries had had accumulated debt in the form of loans and consulting fees in connection with prior business ventures that had not succeeded.

All of this debt was restructured pursuant to the Merger as described below. Given that WS Industries was insolvent and had no business prospects, the WS Debt Holders were agreeable to settlement of their indebtedness on terms favorable to Rio Plata as there was limited prospect of the return of the funds lent by them to the company in the near future.

On April 1, 2011, WS Industries issued promissory notes in the aggregate amount of approximately $540,964 to settle outstanding indebtedness to certain of the WS Debt Holders (655992 BC Ltd $28,699 for loans, Armor Capital Partners $288,670 for consulting fees and interest, James Dempsey $91,500 for management fees and $26,800 for a bonus due for achieving an OTC listing, Carolyn Davis $63,000 for administrative fees, and MDI Small Cap Fund $42,294 for loans). Payments totaling approximately $31,241 were subsequently made (to James Dempsey $7,441, and to 655992 BC Ltd. $23,799), leaving approximately $509,723 of indebtedness underlying the promissory notes outstanding immediately prior to the Merger. All of this indebtedness had matured on April 1, 2012 and was being renegotiated by WS Industries. However, all of this indebtedness was forgiven by the note holders in connection with the Merger, including an aggregate of approximately $173,859 held by James Dempsey ($110,859) and his spouse Ms. Davis ($63,000). All of this debt was interest free (other than the note held by Armor Capital which bore interest at 15% per annum) and was convertible into shares of common stock of WS Industries at a rate of $0.01 per share.

In connection with the forgiveness of their indebtedness, the WS Debt Holders were issued shares or options to purchase shares of WS Industries as follows: 655992 BC Ltd and Armor Capital Partners received an aggregate of 50,000 shares of WS Industries; James Dempsey and Carolyn Davis received an aggregate of 50,000 shares of WS Industries; and MDI Small Cap Fund received an option to purchase an aggregate of 50,000 shares of WS Industries exercisable for 180 days from the date of completion of the Merger (which option has expired unexercised). In addition, the WS Debt Holders were given the right to participate for up to an aggregate of 2.5% each in any financings conducted by the merged company within 12 months following the Merger (there have been none).

In addition, accounts payable and accrued liabilities in the aggregate amount of approximately $568,002 owned by the WS Debt Holders (655992 BC Ltd. $48,132 for loans, Armor Capital Partners $314,299 for consulting fees and interest, James Dempsey $57,400 for management fees and $70,110 for loans, Carolyn Davis $43,200 for administrative fees, EH&P Gutenberg Management $25,000 for loans and Temple Trust $9,861 for loans) was sold by the WS Debt Holders and converted by the purchasers into an aggregate of 5,000,000 shares of WS Industries at the effective time of the Merger. These debts were acquired between May 2011 and March 2013. All of the debt was interest free (other than the debt to Armor Capital Partners which bore interest at 15% per annum compounded quarterly), was convertible into shares of common stock of WS Industries at a rate of $0.01 per share and was repayable on demand.

None of the WS Debt Holders holds any of our currently outstanding indebtedness.

DESCRIPTION OF BUSINESS OF RIO PLATA EXPLORATION CORPORATION

Corporate Structure

Rio Plata Exploration Corporation was incorporated in British Columbia, Canada pursuant to the Business Corporations Act (British Columbia) on August 16, 2006. Upon completion of the Merger, Rio Plata effectively became the wholly owned operating subsidiary of WS Industries. WS Industries retained the name “WS Industries Inc.” until the subsequent completion of a name change to “Silver Stream Mining Corp.” through the Short-Form Merger, whereby Rio Plata was effectively merged with and into Silver Stream. The merged company is governed by Chapter 78 of the Nevada Revised Statutes and other applicable laws of the State of Nevada. The company’s head office and records office is located at Suite 253, 9550 South Eastern Avenue, Las Vegas, Nevada 89123.

Intercorporate Relationships

The merged company operates through a wholly owned subsidiary, Real de Plata Resources S.A. de C.V. (“Real de Plata”) incorporated on November 8, 2007 pursuant to the laws of Mexico. The following diagram sets out the inter-corporate relationship of the merged company and its subsidiaries:

Silver Stream Mining Corp. (Nevada)
â (100%)
Real de Plata Resources S.A. de C.V. (Mexico)

Our Business

The Corporation is a junior natural resource company engaged in the business of the acquisition and exploration of mineral resource properties.  The Corporation’s primary interest currently is in a property located in the State of Sinaloa, Mexico known as the “Metates Property”. The Corporation has also recently purchased an option to acquire an interest in a property located in Beardmore, Ontario, Canada known as the “Solomon Pillars Gold Property”. We have conducted limited exploration work on our properties and none of our properties has been determined to contain any mineral resources or reserves of any kind. See “Risk Factors” below.

Metates Property

The Corporation’s primary property is the Metates Property located approximately 110 kilometers NW of the city of Mazatlan, Municipality of Mazatlan, in the State of Sinaloa, Mexico. The Metates Property is in the exploration stage and is currently without a known body of commercial minerals. Additional exploration activity is required on the Metates Property to determine if there are any commercial amounts of minerals extractable from the property.

The Metates Property consists of a group of exploration concessions with a total area of 15,789 hectares (ha).  These concessions were acquired in three groups.  The initial block was composed of seven concessions with a total area of 942 ha, which the Corporation secured through its wholly owned subsidiary Real de Plata in 2010 from the property owner by way of an option under an exploration contract.  In 2010, the Corporation acquired an additional group of 6 concessions with a total area of 5056.5 ha from the property owner by way of an assignment of the applications made for the concessions (subsequently approved and obtained) in consideration for a royalty.  In 2012, the Corporation applied for and acquired the adjacent La Gloria concession of 9791 ha.

The Corporation’s wholly owned subsidiary, Real de Plata, entered into an exploration contract in August 2010 with the Metates Property owner pursuant to which the Corporation was granted (i) the option to purchase a 100% interest in the initial seven mineral exploration concessions (and related assets) and (ii) the right to explore the property.

Under the terms of the exploration contract, the initial seven mineral exploration concessions (and related assets) were to be transferred to the Corporation over a 49 month period through a series of staged payments totaling US$6,100,000.  On May 9, 2013, the Corporation and property owner entered into a letter of intent pursuant to which the Corporation could acquire a full interest in the property concessions upon the payment of US$450,000 on July 15, 2013 and a further US$2,000,000 on January 15, 2014, which would supersede amounts due under the original contract, otherwise the payment terms under the original agreement would apply. However, due to the current downturn in the mining industry, the Corporation has not made any payments under the letter of intent and is currently in the process of renegotiating the payments under the exploration contract.

Depending on the results of the renegotiation, the Corporation’s focus with respect to exploration of the Metates Property will be on the initial seven mineral exploration concessions, or exploring the potential of the Corporation’s concessions outside of the initial seven mineral exploration concessions.

We will require significant financing to pursue our exploration plans. While we are currently in discussions with third parties regarding financing for our company, there can be no assurance that we will obtain any additional financing, on terms acceptable to us or at all. In the event we are unable to obtain the required financing, we may be required to curtail our plans or may not be able to pursue our plans altogether until we obtain additional funds and our business may fail. See “Risk Factors”.

See “The Metates Property” below for more information relating to the property.

Solomon Pillars Gold Property

Effective November 5, 2013, we entered into an option agreement ("Option Agreement") with Sage Gold Inc. ("Sage"), a Canadian public company listed on the TSX Venture Exchange. Under the Option Agreement, we can initially earn a 55% undivided interest, and ultimately an 80% undivided interest, in the Solomon Pillars Gold Property ("Solomon Property") owned by Sage and located in the Townships of Walters and Leduc in Beardmore, Ontario, Canada. The Solomon Property is comprised of 418.1 hectares with 22 leased and 4 staked claims. The Solomon Property is located within the Southern Metasedimentary Sub-belt of the Beardmore-Geraldton Greenstone Belt, which has hosted 11 past producing gold mines over the years.

The Solomon Property is in the exploration stage and is currently without a known body of commercial minerals. Additional exploration activity is required on the Solomon Property to determine if there are any commercial amounts of minerals extractable from the property.

Under the terms of the Option Agreement, the Corporation has been granted the option to earn a 55% interest in the Solomon Property by fulfilling the following:

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An initial payment of CDN$25,000 payable to Sage upon signing the Option Agreement.

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CDN$50,000 of exploration expenditures will be incurred on the Solomon Property and a payment of CDN$30,000 (cash or shares at the Corporation’s option) to Sage, on or before the first anniversary of the effective date of the Option Agreement.

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An additional CDN$100,000 of exploration expenditures will be incurred on the Solomon Property and a payment of CDN$40,000 (cash or shares at the Corporation's option) payable to Sage, on or before the second anniversary of the effective date of the Option Agreement.

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An additional CDN$150,000 of exploration expenditures will be incurred on the Solomon Property, on or before the third anniversary of the effective date of the Option Agreement.

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The Corporation has the exclusive right to a one-time option to increase the undivided interest from 55% to 80% by making a payment of CDN$250,000 to Sage within 90 days of completing the initial earn-in and exercising of the option.

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Once the initial interest is earned the Corporation in the Solomon Property, each party will fund continuing exploration on a pro-rata basis according to their equity in the project. The Corporation will be the project operator.

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The Solomon Property is divided into two sets of claims each with a different royalty structure. The "Solomon Pillars" on the eastern section of the property has a net smelter royalty of 1%. The "King Solomon Pillars" on the western section of the property has a 3% net smelter royalty on precious metals with a 1% buyback provision for CDN$1,500,000.

•

The Property is subject to a CDN$25,000 annual advance royalty payment preceding the commencement of commercial production, if any.

The Option Agreement may be terminated in the event any of the payments set forth above are not made within the stated periods, or upon written notice by the Corporation to Sage.

As we have yet to meet the requirements to earn our initial interest in the Solomon Property, this property is not currently material to our operations. However, we plan to make the required payments and incur the required expenditures to earn a material interest in this property going forward.

Employees and Consultants

The Corporation currently has no employees, other than its officers. The Corporation plans to contract out the majority of its operations, including work completed by geologists, geophysicists and engineers on a project basis in order to best manage these costs.

The Corporation has engaged four mining consultants to act as the Corporation’s technical advisory team and advise the Corporation on mining property acquisitions and exploration matters for the Corporation. Three of these consultants are also either directors or officers of the Corporation and the fourth acts as a geologist on our behalf as described below.

Terrence Byberg was appointed a Director, President and Chief Executive Officer of the Corporation in January 2014 in place of Robert Bell and is primarily responsible for directing the course of the business affairs of the Corporation in line with the Corporation’s strategic objectives and policies as set by our directors. Robert Michael Robb was appointed a Director of the Corporation in January 2014 in place of Richard Novis and is primarily responsible, together with the other directors of the Corporation, for determining the Corporation’s strategic objectives and policies and monitoring the progress towards them. James Garber was appointed Vice President of Exploration in November 2013 and is primarily responsible for determining the viability for extractable minerals of potential properties the Corporation wishes to purchase. Douglas Wood acts as our geologist and is primarily responsible for reviewing geological details of properties the Corporation wishes to acquire and setting plans relating to the exploration of our properties.

The Corporation may require the services of other professionals to explore and analyze mineral prospects and to determine a method in which the minerals may be extracted in a cost-effective manner.  In addition, the Corporation may rely on the owners and operators of equipment to drill and advance prospects.  Although the Corporation believes that it will be able to acquire these services as needed in the future, there can be no assurances that such will be the case.  See “Risk Factors”.

Specialized Skill and Knowledge

Management of the Corporation believes it possesses the technical experience and expertise required to successfully identify, acquire and explore mineral resources.  Certain of the directors and officers of the Corporation have been involved in mineral exploration activities for more than 4 decades.  While management of the Corporation believes that it possesses the skills and resources necessary to achieve the Corporations’ objectives, participation in the exploration for mineral resources and reserves has a number of inherent risks.  See “Risk Factors”.

Competitive Conditions

The acquisition and exploration of mineral properties is a highly competitive and speculative business. The Corporation competes with a number of other companies, including major mining companies and other independent operators which are more experienced and which have greater financial and personnel resources.  The Corporation does not hold a significant competitive position in the mining industry.  See “Risk Factors”.

Government Regulation

Our business is subject to various levels of government controls and regulations, primarily in Mexico where we conduct our operations. Our Metates Property is subject to a variety of governmental regulations in Mexico, including, among others, the Mexican Mining Law; regulations promulgated by SEMARNAT, Mexico’s environmental protection agency; and the regulations of the Comisión National del Aqua with respect to water rights.

The exploration and exploitation of minerals and substances in Mexico is subject to the Mexican Mining Law and may only be carried out in Mexico by Mexican citizens, or Mexican companies incorporated under Mexican laws, by means of obtaining mining concessions. However, foreign investment participation in Mexican mining companies is currently allowed up to 100%.  Mining concessions are granted by the Mexican federal government through the Ministry of Economy for a period of fifty (50) years from the date of their recording in the Public Registry of Mining and are renewable if they are in compliance with the Mexican Mining Law.

To keep our mineral concessions in good standing with the Government of Mexico, we must pay yearly property taxes. These taxes are based on a tariff per hectare and per the number of years (maturity) of each concession. The taxes are paid twice a year. We believe we are in compliance with all of our tax payments to the government.

Failure to comply with applicable laws, regulations or amendments to current governmental laws and regulations affecting mining companies, or the more stringent application thereof, could adversely affect the Corporation’s operations. As our operations progress, we could be required to make significant expenditures to comply with such laws and regulations which could have an adverse impact on our financial condition or results of operations. The extent of any future changes to governmental laws and regulations cannot be predicted or quantified. Generally, new laws and regulations result in increased compliance costs, including costs for obtaining permits, delays or fines resulting from loss of permits or failure to comply with the new requirements.

We believe that we are currently in compliance with all material government regulations at our Metates Property.

Environmental Laws

Our current exploration activities and any future mining operations in Mexico are subject to extensive environmental laws and regulations. Mexico has federal and state laws and regulations relating to the protection of the environment, including regulations concerning environmental impact, natural protected areas, the use of land, exploration and exploitation of non-renewable resources, management and disposal of hazardous substances and waste, as well as in respect of water, air, noise pollution, among others.

The principal environmental regulation in Mexico is the General Law of Ecological Balance and Environmental Protection, which provides general environmental rules and policies with specific requirements set forth in several regulations on air pollution, the control and disposal of hazardous substances and waste, environmental impact and others (the “Environmental Regulations”).  Additionally, there are a series of “Mexican Official Standards” that establish ecological and technical rules, standards and requirements on various environmental related matters (the “Ecological Official Standards”).

SEMARNAT, Mexico’s environmental protection agency, is the federal Mexican authority in charge of monitoring compliance with the provisions of the General Law of Ecological Balance and Environmental Protection, the Environmental Regulations and the Ecological Official Standards (collectively the “Environmental Laws”) and is also generally in charge of granting environmental permits, licenses and authorizations.  On enforcement and prosecution matters, the SEMARNAT acts mainly through the Federal Bureau of Environmental Protection (“Procuraduría Federal de Protección al Ambiente” or “PROFEPA” as it is also known for its initials in Spanish) and in certain cases through other governmental entities under its control or coordination.

In order to comply with these laws, a series of permits, licenses and authorizations must be obtained by the holder of a mining concession during the exploration, exploitation and beneficiation or processing stages of a mining project.  Generally, these permits and authorizations are issued on a timely basis after the completion of an application and assessment by the concession holder, unless the mining project is located within a natural protected area where these permits, licenses and authorizations could be more complicated to be obtained.

Failure to comply with applicable environmental laws, regulations or amendments to current environmental  laws and regulations affecting mining companies, or the more stringent application thereof, could adversely affect the Corporation’s operations. As our operations progress, we could be required to make significant expenditures to comply with such laws and regulations which could have an adverse impact on our financial condition or results of operations. In the event that we make a mineral discovery and decide to proceed to feasibility, the costs and delays associated with compliance with these laws and regulations could stop us from proceeding with a project or the operation or further improvement of a mine or increase the costs of improvement.

We believe that we are currently in compliance with all material environmental regulations at our Metates Property.

Foreign Investment Regulation in Mexico

Foreign investment regulation in Mexico is governed by the Law of Foreign Investment and its Regulations. Foreign investment of up to 100% in Mexican mining companies is freely permitted.  Mexican companies with foreign investment in their capital stock must be registered with the National Registry of Foreign Investment which is maintained by the Ministry of Economy.

Currency

The official monetary unity of Mexico is the Mexican peso.  The currency exchange rate freely floats and the country has no currency exchange restrictions to the date hereof.  Monetary obligations could be freely acquired in U.S. dollars, Canadian dollars or any other foreign currency; however, pursuant to that set forth in article 8 of the Mexican Monetary Law, when said obligations are due and payable in Mexico could be converted and paid in Mexican pesos at the exchange rate applicable published in the Official Daily of the Federation on the day before said monetary obligation is actually paid.

THE METATES PROPERTY

Property Description and Location

Location

The Metates property is located approximately 110 kilometers northeast of the city of Mazatlan, State of Sinaloa, Mexico. The figure below shows the location of the property relative to other projects and cities in Mexico.  The center of the property is at a latitude/longitude of 23 44’1.7” North and 106 00’43.9” West.  Driving time to the property from Mazatlan is approximately 5 hours.  The initial portion of the road is a paved highway which extends as far as the town of La Noria. From there, the road gradually declines in quality from a fairly well maintained dirt road to a very poorly maintained dirt road as the property is approached.

Au, Ag Mines
Major Cities
Metates Project
MEXICO
Dolores
La India
Pinos Altos
Mulatos
Ocampo
San Miguel
Cieneguita
Pulmarejo
El Sauzal
Topla
La Cienega
Mazatlan
Tayoltita
Rio Plata Project
GULF OF MEXICO
Guadalajara
PACIFIC OCEAN
N
0
500km

Index Map showing location of Rio Plata’s Metates project in Mexico (2010)

The Metates Property is in the exploration stage and is currently without a known body of commercial minerals. Additional exploration activity is required on the Metates Property to determine if there are any commercial amounts of minerals extractable from the property.

Property Concessions

The exploration and exploitation of minerals and substances in Mexico is subject to the Mexican Mining Law and may only be carried out in Mexico by Mexican citizens, or Mexican companies incorporated under Mexican laws, by means of obtaining mining concessions. However, foreign investment participation in Mexican mining companies is currently allowed up to 100%.  Mining concessions are granted by the Mexican federal government through the Ministry of Economy for a period of fifty (50) years from the date of their recording in the Public Registry of Mining and are renewable if they are in compliance with the Mexican Mining Law.  We own our interests at the Metates property through our wholly owned Mexican subsidiary, Real de Plata, and pursuant to the agreements outlined below.

The Metates Property consists of a group of exploration concessions with a total area of 15,789 ha.  These concessions were acquired in three groups.  The initial block was composed of seven concessions with a total area of 942 ha, which the Corporation secured through its wholly owned subsidiary Real de Plata in 2010 from the property owner by way of an option.  In 2010, the Corporation acquired an additional group of 6 concessions with a total area of 5056.5 ha from the property owner by way of an assignment of applications for the claims made by the property owner.  In 2012, the Corporation applied for and acquired the adjacent La Gloria concession of 9791 ha.  Concession data is listed in the table below.

Metates Concession Data

Group	Concession Name	Title Number	Area (ha)	Valid until

Hernandez	La Nueva Luz	185315	40.0000	Dec-13-2039
	Ampl. La Nueva Luz	222628	71.2714	Jul-29-2054
	Ampl. La Nueva Luz 2	225906	96.0000	Nov-03-2055
	La Luz	231253	62.7286	Feb-06-2058
	Las Habitas	231354	200.0000	Feb-06-2058
	Arroyo Verde	231355	400.0000	Feb-06-2058
	Habitas 1	231357	200.0000	Feb-06-2058

Group	Concession Name	Title Number	Area (ha)	Valid until

Rio Plata 2010	Los Panales	232018	90.0000	Jun-02-2058
	Metates	232100	20.0000	Jun-19-2058
	Metates 2	232127	4000.4470	Jun-19-2058
	Amp. Arroyo Verde	232137	300.0000	Jun-23-2058
	El Magistral	232138	400.0000	Jun-23-2058
	El Cerro Prieto 2	232139	246.0000	Jun-23-2058

Rio Plata 2012	La Gloria	E-95/14473	9791.0000	April-08-2052

To keep our mineral concessions in good standing with the Government of Mexico, we must pay yearly property taxes. These taxes are based on a tariff per hectare and per the number of years (maturity) of each concession. The taxes are paid twice a year by us. We paid $21,298 in 2010, $9,321 in 2011, $15,553 in 2012 and $20,672 in 2013 in taxes for the concessions. We believe we are in compliance with all of our tax payments to the government as at December 31, 2013.

Exploration Contract

The Corporation’s wholly owned subsidiary, Real de Plata, has entered into an Exploration Contract and Unilateral Promise of Sale dated August 26, 2010 (the “Exploration Contract”) with Manuel de Jesus Hernandez Tovar (the “Optionor”) pursuant to which the Corporation was granted (i) the option (the “Option”) to purchase a 100% interest in seven mineral exploration concessions which comprise part of the Metates Property (the “Concessions”), as well as certain lands the Optionor controls as part of a local communal’s (Ejido) land holdings, certain mineral processing assets (the “Assets”) located on the Metates Property which the Corporation does not consider to be material to its future operations, and all available data, and (ii) the right to explore the property. The Concessions are more particularly described above.

Pursuant to the terms of the Exploration Contract, Real de Plata has the Option to purchase the Concessions for the price of US$6,100,000 (the “Purchase Price”) payable over a period of 49 months, of which US$750,000 has been paid to date. On May 9, 2013, the Corporation and Optionor entered into a letter of intent pursuant to which the Corporation could acquire a full interest in the Concessions upon the payment of US$450,000 on July 15, 2013 and a further payment of US$2,000,000 on January 15, 2014, which would supersede amounts due under the original contract, otherwise the payment terms under the original agreement would apply. However, due to the current downturn in the mining industry, the Corporation has not made any payments under the letter of intent and is currently in the process of renegotiating the payments under the Exploration Contract.

Depending on the results of the renegotiation, the Corporation’s focus with respect to exploration of the Metates Property will be on the initial seven mineral exploration concessions, or exploring the potential of the Corporation’s concessions outside of the initial seven mineral exploration concessions. We will require significant financing to pursue our exploration plans. While we are currently in discussions with third parties regarding financing for our company, there can be no assurance that we will obtain any additional financing, on terms acceptable to us or at all. In the event we are unable to obtain the required financing, we may be required to curtail our plans or may not be able to pursue our plans altogether until we obtain additional funds and our business may fail. See “Risk Factors”.

Payment of the Purchase Price or any portion thereof is optional.  Real de Plata is entitled to terminate the Exploration Contract at any time but in such event any payments on account of the Purchase Price made prior to the date of termination are non-refundable.

In addition to the payment of the Purchase Price, the Optionor is also entitled to receive a net smelter royalty of 0.33% on the minerals extracted and recovered from the Concessions.

The Exploration Contract also includes an area of interest provision which, on election by Real de Plata, requires that the Optionor transfer to Real de Plata any mining concessions or applications for mining concessions acquired by the Optionor within an area of five (5) kilometers from the external perimeter of each of the Concessions.  In such event, Real de Plata is required to pay to the Optionor the sum of US$100 for each mining concession or application for mining concession acquired by the Optionor.  In addition, prior to the exercise of the Option, the Exploration Contract provides Real de Plata the right to access the Metates Property and the surface lands, and to explore for and exploit any minerals located on the Metates Property.

Pursuant to the Exploration Contract, Real de Plata has agreed to: (i) conduct all exploration and, if applicable, exploitation operations in a careful and miner-like manner and in compliance with all laws and regulations applicable to the Metates Property; (ii) prepare and submit all required reports on  exploration work and, if applicable, exploitation work, and pay all applicable duties, taxes and other charges required to maintain the Concessions in good standing with applicable governmental authorities; (iii) use its best efforts to prevent access to the Concessions by third parties, other than authorized employees and contractors; and (iv) assume all responsibility for the activities undertaken by it and its employees and contractors on the Concessions.

The Exploration Contract will terminate: (i) at any time during the term of the Exploration Contract by Real de Plata giving 15 days notice to the Optionor; or (ii) upon election of a party if the other party is in breach of any of its obligations under the Exploration Contract and the default has not been cured by the defaulting party within 30 days of notice of default.

Assignment of Applications for Concessions

The Optionor and Real de Plata also entered into an Assignment of Mining Rights Contract dated August 27, 2010 (the “Assignment”) pursuant to which the Optionor assigned to the Corporation its interests in applications for six new mineral exploration concessions at the Metates Property (subsequently approved and received).  In consideration for the assignment, Real de Plata granted the Optionor a 0.33% net smelter royalty on the minerals extracted and recovered from these mining concessions.

Asset Operation Contract

Further to the Exploration Contract, the Optionor and Real de Plata also entered into an Asset Operation Contract dated August 27, 2010 (the “Asset Operation Contract”) pursuant to which the

Optionor has the right to use an older 50 ton per day processing mill to process any materials that have already been mined prior to the date of the agreement. There are about 500 tons of materials mined previous to the date of the Asset Operation Contract that are stockpiled on the property. Previously mined materials may have been extracted from the Metates property or nearby mines at any time over the previous 130 years and are piled at various places near the old mine workings. These materials are both oxidized mineralization as well as unoxidized mineralization discarded by earlier miners. Once these materials have been processed, the Asset Operation Contract shall be deemed to have terminated and Real de Plata shall have full control over the use and operation of the mill during the term of the Exploration Contract.

Real de Plata has the right to explore the Metates Property under the Exploration Contract and the Corporation does not consider the mill to be material to its future operations.  The benefit to the Corporation of the mill is in data collection from the samples processed at the mill.

During the term of the Asset Operation Contract, in the event any minerals processed through the mill by the Optionor are sold, Real de Plata is entitled to receive from the Optionor a 20% participation in the net returns, before taxes, realized from the sale of such minerals by the Optionor (separate and apart from any smelter returns to Real de Plata under the Exploration Contract). The Optionor is solely responsible for all activities undertaken by him and his employees and contractors in connection with the use of the mill, including all expenses incurred by any of them, and has agreed to indemnify and hold Real de Plata harmless against all losses and damages that may be suffered by Real de Plata as a result of the Optionor’s operation of the mill.

Since entering into the Asset Operation Contract, the Optionee has not in any material respect employed the mill to process minerals and, accordingly, Real de Plata has received no payments from the Optionor on account of its 20% participation interest in net returns from mineral processing activities.  Management does not anticipate that any such payments will be made to it in the near future.

Environmental Factors

Surface disturbance and potential environmental issues are controlled by the Mexican government agency SEMARNAT.  The current situation appears to be properly permitted.  The construction of new access roads and drill sites will require additional permitting.

It is possible, but unlikely, that some unforeseen environmental problem, endangered species or important archaeological feature will be discovered.  This could potentially delay the exploration program.  Such obstacles can nearly always be overcome through cooperation with the regulatory agency, for example by making a detour of a proposed road to avoid an archeological site.

Accessibility, Climate, Local Resources, Infrastructure, and Physiography

The Metates project area is 107 kilometers northeast of Mazatlan in the Mexican state of Sinaloa, near the Durango border, at an elevation of approximately 1180 meters above sea level.  The quality, width and capacity of the access roads decrease as the property is approached.  Currently the last 21 kilometers of road beyond the small town of Tecomate is gravel, is 3 meters wide, and has a 10 ton capacity.  There are many stream crossings along this part of the road and most of these use fords rather than bridges.  During the July-August rainy season, some of the crossings will be impassible for short terms.  On the property itself, the roads can be used year-round as there are no significant stream crossings.  Normal 4-wheel drive vehicles can use all the roads most of the year, but trucks moving heavier loads will find access more difficult.  For larger exploration programs or supplying a mine of any significant size, these roads will require substantial improvement.  The Mexican government says it intends to improve the roads, but progress will be slow.

Situated on the southwest-facing slope of the Sierra Madre Occidental, the property has a climate strongly depending on the up-slope weather conditions and the general southwest to northeast trending winds.  Slopes are generally quite steep with sparse outcrops in strongly weathered soils.  Much of the year the amount of moisture is moderate, but sufficient to support a dense scrubby forest of deciduous trees and shrubs.  Areas of evergreen timber large enough to support logging are also present nearby in higher elevations, but not on the property itself.  The weather sharply defines the difference between the summer rainy season and the rest of the year.  From October to June rainfall averages about 25mm per month, but in July to September rainfall averages 190 mm per month.  Temperatures from October to June average a high of 26 degrees C and a low of 16 degrees C.  In July to September temperatures average a high of 33 degrees C and a low of 25 degrees C.  Weather conditions severe enough to halt mining operations would be rare, probably confined to stream flooding during occasional heavy summer rains.

The area within 25 kilometers of the mine portal is sparsely populated, largely by subsistence farmers and herders.  A few of the nearby people have some experience working small mines such as that at Metates.  Larger scale logistical support and mining personnel would have to come from the Mazatlan area.  Mazatlan is a seaport and has good railroad and airline service.

The current property is sufficiently large to contain space for mining and processing operations.  The immediate area of the current mill has very limited room for the fabrication of a larger scale mine.  The small current mill tailings pond is nearly full.  Other areas could be expanded, but this would require substantial earthworks due to the generally steep topography.

The figure below shows the access route to the property from the city of Mazatlan (in yellow).

Metates Project
MAZATLAN
Concordia
San Dimas
Tayoltita
SINALOA
DURANGO
PUERTO EL ESPINAZO DEL DIABLO
2620
Presa Las Juntas
Río Baluarte
Río Quebrada
Río Presidio
Río Piaxtla
Río Elota
Estero El Escodama
Estero Urías
PENINSULA LA PIEDRA
Isla Venados
Laguna El Huizache
Presa Tortugas
Río Guaymote
Pánuco
Salto Chico
Ensenada de Elota
Ajoya
San Agustín
Ixpalino
El Limoncito
Camino Real de Piaxtla
Piaxtla de Abajo
San Javier
San Ignacio
Espíritu
Las Tablas
Vado Hondo
San Juan
Coyotitán
El Limón de los Peraza
El Guasimal
Picacho Los Frailes
Cerro La Canoa
2610
Pueblo Viejo
San Luis de Villa Corona
Nueva Patria
San José de Animas
San Francisco
Unidad La Libertad
San Jerónimo
Borbollones
Neveros
La Ciudad
Chavarría Nuevo
Los Bancos
Pino Gordo
Santa Lucía
El Palmito
Potrerillos
Las Cruce
La Escondida
Mesa de San Pedro
Los Naranjos
Agua Caliente
El Placer
San Marcos
Casas Viejas
La Noria
San Juan de Jacobo
El Quelite
Mármol
El Recreo
El Espinal
El Recodo
Santa Catarina
La Concepción
El Verde
Siqueiros
Cofradía
El Armadillo
Escamillas
Camarón
Copala
Los Ciruelos
El Roble
Mesillas
Villa Unión
El Walamo
Agua Caliente
Palos Blancos
Cerro San Cristóbal
El Jitomate
Cacalotán
Misión de Tamarindo
Copales
Santa María
La Rastra
Jacuixtl
Potrerillos
N
107
100
163
EXPLANATION
Transportation
Divided Highway
Other Highway
Primary Road
Secondary Road
Tertiary Road
Improved dirt Road
Toll Road / Divided Highway
Federal Highway
State Highway
Toll Booth
Railroad
Cities & Towns
> 500,000 population
100,000 - 500,000
40,000 - 100,000
15,000 - 40,000
5000 - 15,000
< 5000
Major Urban center
Airport
State Boundary
Hydrography
Perennial Streams
Rivers, streams, washes
Intermittent Streams
Lake, Reservoir
Dry Lake
Canal
Gulf of Cortez
0 10 20 30 40 50 Kilometers
0 10 20 30 Miles

Metates property access map. A map of a portion of the Mexican State of Sinaloa showing road access to the Metates property from Mazatlan, Sinaloa, Mexico. February 10, 2014.

Water for processing of the minerals is a major concern.  In Mexico the government controls the surface water rights.  The current water supply is a pipeline carrying water from springs several kilometers away.  For a larger operation a much larger water supply would be needed.

It will be necessary to generate electrical power on site, as it is 20 kilometers by road to the nearest power line.  Current environmental liabilities are limited to the very small tailings pond located at the small mill that was working over the past several years.

Much of the surface area of the Metates concessions is part of a local communal land-holding group called an Ejido.  Agreements must also be made with this group for surface access.  The Optionor is a member of this group and should have sufficient influence to smooth the process.  However, it will be very important to maintain a good working relationship with the local Ejido.

There are two significant factors or risks that may affect access, title or the right or ability to perform work on the property.  The first of these is the hazardous situation caused by the conflicts among the two drug cartels active in the area and the military.  The second is a result of the remote location and the poor road access, especially in the rainy season.

History

District History

There are very few records of the mining history of the local area.  Most of what is known was derived from the history of nearby areas, local oral histories and amateur archaeology.  It is known that the Spanish were in Sinaloa as early as 1530 and were mining in Alamos (Sonora) shortly thereafter.  In the Tayoltita district, approximately 40 km to the northeast of Metates, the Spanish were operating mines by the mid 1700’s (Conrad and Peterson, 1992).  This period ended in 1810 due to the Mexican War of independence and only smaller scale operations continued until the 1880’s.  At that time, American and British companies became very active in this part of Mexico and mines were opened (or re-opened) in many districts and operated until about 1910.  Most foreign mining companies left Mexico during the Revolution beginning in 1910, and mining became a small scale local enterprise again in many places, often until the 1940’s.

Discussions with village elders in the Metates area confirmed that, in a general sense, the same scenario happened locally.  There were small scale mining operations in the area “for a long time” before the 1880’s, but there are no written records, only vague oral histories.  The local mines operated until the Revolution.  The time of the Mexican Revolution and afterward was “a very bad time” and only local very small scale mining was done.

The villagers were able to show the Corporation’s personnel the sites of mills from the 1880’s (a plate on an old steam engine had 1880’s dates and other artifacts from that era were noted) and a few workings that appeared to be older than that time, including the Polonia shaft, now filled with water.  This supports the idea that at least some smaller scale mining operations took place before 1880, and that larger scale and more organized mining was done until the Revolution in 1910.  The workings on the four levels of the Metates mine were mined during that time period.  There was very little mining activity between 1910 and 1945.

There was said to be a small amount of minerals extracted during the late 1940’s when a small airstrip (now overgrown) was built, but there are no records available.  In the early 1980’s a former owner gained control of the Metates property and operated it sporadically until 2010.  His group roughly mapped and sampled the workings and mined minerals pillars, some low grade minerals and the better grade mine dumps.  Some of his mapping was made available to the Corporation.

He also built and operated the 50 tons per day processing plant which is currently on the property.  Extraction records are not available.

The Optionor acquired the property from the former owner in 2010.  His group has made sporadic processing runs in the processing plant using lower grade material that had already been mined, such as stockpiles and waste dumps.  An agreement with the Corporation allows him to continue this small scale processing if he desires, until this material is exhausted or the contract expires.

There are no resource estimates that comply with the standards of the SEC, historical or current, and no available records of extraction from the property.

Surface Disturbances

Previous mining activities on the Metates property have left a number of adits and shafts on the property. Many of these workings have small waste piles associated with them. As well, there is a sparse network of roads that connects some adits of the Metates mine.

The largest disturbance on the property is a deeply eroded tailings pile that exists just downslope from the old mill on the property. It is unknown when the bulk of these tailings were produced, but a small amount was produced by recent processing that was done at the existing mill. The tailings lie in a steep canyon and are deeply eroded. It is unlikely that any of these tailings were produced during the main period of mining on the property, 1880 – 1910.

The only other notable disturbance on the property is in the camp area, where approximately one-half (1/2) of a hectare has been disturbed to build dormitory, office and cantina facilities. This area appears to have been used for many years.

The only disturbance that appears to present an environmental liability is the ld tailings pile. To date, no governmental agency has identified it as such, but this could happen if advancement of the property proceeds.

Currently, the company has no plans for remediation of the site. Any such plans that would be made in the future would be dependent of the recommendations of SEMARNAT, the Mexican government agency charged with environmental protection.

As no groundwater investigations have been done on the property, it is unknown as to whether or not past activities there have impacted groundwater quality.

Geologic Setting and Mineralization

Regional Geology

The Metates property is located in the west central part of the Sierra Madre Occidental, which is a very large northwest trending slightly domed volcanic plateau composed predominantly of Tertiary volcanic rocks. Areas of extensional faulting occur on both the east and west, which Sedlock, et. al. (1993), called the eastern and western Mexican Basin and Range provinces. The Sierra Madre Occidental is composed primarily of two sequences of Tertiary volcanic rocks overlying a basement consisting largely of a variety of Mesozoic intrusive and Paleozoic sedimentary rocks (Salas, 1991). The basement rocks are locally exposed in deeply incised canyons.

The Tertiary volcanics are grouped into two thick sequences. The Lower Volcanic Group (LVG) is composed of over 2000 meters of predominantly andesitic volcanic rocks; inter-layered ash flows, widespread mudflows (lahars) and related hypabyssal intrusions, and is latest Cretaceous to early Tertiary in age. Nearly all of the productive base and precious metals veins found to date in the Sierra Madre Occidental are hosted within the LVG, including those of the Metates Project.

The Upper Volcanic Group (UVG) is over a kilometer thick, nearly flat-lying and unconformably overlies the Lower Volcanic sequence.  The UVG is composed largely of rhyolite to rhyodacite ash-flow tuffs, flows and domes, with minor andesite and basalt, which were deposited by a series of caldera eruptions during the Eocene and Oligocene.

Only a minor percentage of productive veins have been found in the lower portions of the UVG. Some altered rhyolitic intrusive bodies, often associated with mineralization, may be related to early phases of the upper sequence. Later Miocene basaltic andesites and basalts locally overly the upper sequence (Salas, 1991).  Intrusive activity in the western portion of the Sierra Madre Occidental has been dated continuously from 102 to 43 million years.

It has been recognized that precious and base metal veins formed in the Sierra Madre Occidental volcanic province in three distinct periods, in response to differing styles of tectonic deformation.  For example, veins of the early Tertiary trend east-west, and are localized in openings produced by horizontal offsets. Veins formed during the mid-Tertiary (35 to 25 million years ago), occur in weak fractures and are small and erratic. Veins formed during the Miocene occur in normal faults, low-angle gravity structures, and regional strike-slip faults. During the early Tertiary, this deformation resulted from east-west compression, whereas later on, in the Miocene, it was a result of extension. Many of the Miocene veins are of regional extent and have been spectacular producers (Dreier, J., 1984). However, this is not to suggest that the Miocene structures are preferred exploration targets. Deposits formed in earlier Tertiary structures, such as at Tayoltita, which is about 40 m northeast of Metates, have been impressive producers.

Metates Project Geology

The geology in the Metates area is relatively simple in general.  The rock units are primarily a series of andesitic flows and laharic tuffs of the LVG.  There is a distinctive thinly bedded tuff in the main mine area and a small area of basaltic rocks 500 meters to the southwest.  There is also a small area of intrusive diorite in the south near the town of Nacimiento.  The principal veins trend north-south and there are a few cross-cutting veins with a northwest-southeast trend.  Exposures are generally poor due to the thick scrub brush and weathering.  There has been only a limited amount of geologic mapping, due to the steep terrain and this undergrowth.

The veins that have been located on the Metates property are nearly all hosted in andesitic volcanic rocks of the LVG and appear to occupy northerly trending, normal fault structures and lesser northwest-southeast trending structures.  The Metates vein itself strikes approximately 5 to 20 degrees east of north, dips steeply to the east and extends at least 650 meters along strike.  Movement on the vein structure appears to have been largely vertical with at least some right lateral movement which caused the curved shapes and vein splits seen in levels 2 and 3.  Past extraction appears to have been largely from Levels 2, 3 and 4.

The nearby Cheto vein strikes about N40W and is projected to intersect the Metates vein a short distance east of the Level 1 mine portal.  In this right lateral system of movement, it would also have experienced right lateral and vertical movement.  The only known workings on the Cheto vein are old trenches, pits and very shallow exploration shafts.

Other old workings re-discovered by the Corporation in the area are the Parota shaft and Crucero workings (probably dating from the1880-1910 mining period) located 0.5 km southwest of the Metates mill site, near the old Metates town site.  Both have collapsed workings and water-filled shafts.  The Polonio shaft is the pre-1880’s (?) shaft noted in the History section of this report, and is located an additional 600 meters southwest of the Parota shaft.  Both are filled with water and inaccessible.  To the north approximately 1.8 to 2 kilometers are the old (1880-1910 era?) workings named Rosa Amarilla, Tancudos and Las Palomas.  These inaccessible old workings exploit quartz veins with the same strike as the Metates Vein and may be established among the same structure, or possibly a parallel one.  They are located near the old (1880-1910 era?) Manzanillo townsite, now abandoned.

Mineralization

Only the Metates vein mineralization has been studied in any detail.  In general it is in a fault zone which hosts an epithermal quartz vein and siliceous hydrothermal breccia system.  The quartz often displays cockade or comb structures indicating its lower temperature environment of deposition.  Locally noted is quartz replacement of bladed calcite crystals, which is indicative of being within the boiling zone of the system when it was precipitated, which is also where the precious metals are deposited in such systems.

Gold and silver may occur as electrum at Metates.  The veins exposed in the workings are thoroughly oxidized with only the un-oxidized material remaining un-mined.  Minor amounts of chalcopyrite, pyrite, galena and sphalerite were noted in a petrographic examination of samples. However, the small amount of sulfides seen in those samples are likely due to the strong oxidation of the sampled materials. Samples of sulfide portions of the vein, collected in the lower, mixed oxide-sulfide part of the vein exposed in the lower workings at Metates, show 20 – 25% sulfide content; consisting primarily of galena and sphalerite, with accessory chalcopyrite and acanthite. Samples also showed evidence of multiple stages of brecciation and re-cementation, both of which are common in such systems.

It is important to note that during the periods in which most of the past mining occurred, the miners were only able to process oxidized minerals.  The patio process was used, in which minerals was crushed in a stamp mill to a sand size, mixed with salt, copper sulfate and then ground in an arrastre, several of which have been found in the Metates area.  The salt and copper sulfate released the silver and gold from the minerals and mercury was subsequently added to the minerals to recover the precious metals by amalgamation.  The amalgam was then retorted to recover the precious metals.

It is currently unknown how much oxidized minerals is left within the workings, but sulfide or non-oxidized minerals was left in the ground by necessity.  In silver-gold systems such as this one, weathering and oxidation released some of the precious metals into solution and they were re-deposited near the top of the sulfide zone, just below the water table.  This material could be substantially higher grade than the oxidized material.  It may be present over a vertical range of 100 meters or more (or possibly less).  The potential for such a supergene enriched zone is untested at Metates.

Deposit Types

General Deposit Model (after Geological Survey of Japan, 2011)

The principal deposit type likely to be present at Metates is an epithermal vein deposit.  Such deposits are very common in similar settings, as close by as the Tayoltita area less than 40 kilometers to the northeast, and throughout the Sierra Madre Occidental range of Mexico.  These systems form largely in volcano-plutonic arcs associated with subduction zones, with ages similar to those of the volcanism. The deposits generally form at shallow depths, less than 1 kilometer, and are hosted mainly by volcanic rocks.  The fluids responsible for the formation of such epithermal deposits originate in hydrothermal systems related to volcanic activity.  Boiling of liquid in this environment leads to precipitation of gold and silver in veins, accompanied by a variety of typical features such as adularia and bladed calcite cementing colloform and brecciated quartz.  There are multiple generations of quartz deposition within individual veins and adjacent stockwork zones.

Typical observable characteristics of epithermal vein type gold-silver deposits are:

1.

Open space vein textures dominant, stockwork minerals common, disseminated and replacement minerals minor.

2.

Vein textures - cavity fillings, colloform banding, druses, multi-stage breccias.

3.

Minerals include electrum, gold, pyrite, sphalerite, galena, chalcopyrite, cinnabar

4.

Gangue minerals include:  quartz, chalcedony, calcite, adularia, carbonates, illite.

5.

Metals include:  gold, silver, zinc, lead, copper, antimony, arsenic, mercury.

Exploration

Prior Mapping, Sampling and Drilling

There is virtually no available information about work done on the Metates property from the time before the former owner started working there in the early 1980’s.  Some of his mapping of the mine workings and limited sampling data were made available to the Corporation.  However details of sample collection or quality control procedures are unknown.  So sample collection and assay data are informative, but not useful in any resource estimation.  The current property holder has been processing mine dumps and stockpiles, so any assay data that he could provide would not be relevant to increasing the knowledge of the distribution of mineralization in the Metates underground workings.  The former owner was able to guide the Corporation personnel to several other old workings in the vicinity of the Metates mine.

There was no recorded drilling at Metates before the Corporation acquired the property.

Silver Stream Exploration, 2007-2013

Through its Mexican subsidiary Real de Plata, SA de CV, Rio Plata (now Silver Stream) became interested in the property late in 2007.  It commissioned a review of the project geology and mine workings and a detailed review of the existing processing plant.  Both reports were completed in January 2008.

The preliminary field work by Real de Plata was summarized for Rio Plata (now Silver Stream) in a Technical Report by Richard Munroe dated November 10, 2008.  As part of this due diligence effort the accessible portions of the workings were cleaned, ladders were replaced and winzes and minerals passes were covered to allow safe access.   Levels 2, 3 and 4, were quickly mapped with a Brunton compass and tape.  They also collected a few samples in the workings to confirm analyses reported.  However sampling procedures and quality control procedures are not documented.  Interviews were done with local elders regarding other old workings.  Several of those were visited and their locations were marked by GPS coordinates.  Several initial rock chip samples were collected from these old pits, trenches, adits and mine dumps to initially characterize the mineralization.  Again there is little documentation.  Petrographic work was done on a few samples as well.

Real de Plata completed negotiations with the former concession holder in 2008.  The Optionor gained control of the property early in 2010 and the agreements were re-written in his name.  According to a report by Richard Munroe dated November 27, 2010, very little additional work had been done between 2008 and November 2010 by Real de Plata.  After the new agreements with the Optionor were signed in November 2010, Real de Plata was free to do additional work at Metates.

The most recent work done by the Corporation started in March 2012, with the objective of demonstrating the potential for minerals discovery at the Metates mine and continuing the initial exploration at other prospects.  This work included:

1.

Survey of the Metates mine levels and accessible stopes with a total station.

2.

Collection of 191 chip-channel samples from the Metates Vein and its hanging wall and foot wall rocks (see comments on procedures and documentation below).

3.

Survey and sampling of adit portals in the Manzanillo area 2 km to the north.

4.

Incomplete but widespread surface reconnaissance sampling of exposures of veins, alteration and other old mine workings.

5.

Construction of a modern, 4-room dormitory and a small office near the No. 1 adit of the Metates mine.

Metates Mine Sampling

The channel sampling in the Metates Mine workings was reviewed by the Corporation’s consultant Douglas Wood in June 2013.  He observed that many sample ”channels” were really only chip-channel samples that were only a few inches wide and very shallow, barely scraping the rock surface – certainly not 25 cm wide and several cm deep, as reported in the 2013 Technical Report.  The samples were taken with little regard to vein-wallrock contacts, thus greatly diluting what may have been called vein samples.  In his 2013 report Munroe stated that the previously exploited high grade zone was 80 to 100 meters in length and extended from Level 1 to Level 5, a vertical distance of 150 meters, and mined widths of this zone ranged from 1 to 3 meters.  Mr. Wood observed that in actuality the mined-out higher grade stopes were much smaller than that, consisting of rod-like minerals shoots raking very steeply within the vein.  It is correct that the mine workings extend over an interval of 80 to 100 meters along strike.  However, in reality, there were several much smaller stopes distributed over this distance with substantial pillars of waste or low grade mineralization separating them.

In addition to the main vein, there were a few areas where a second vein was exploited, especially in Level 2. This “second vein” appeared to be a local split off the main vein.  There is no information available below Level 1.  Drilling of the down-dip extension of the vein appears warranted based on this assay information, but much additional information is needed before a drilling program can be designed.

El Oro - El Orito Area

The El Oro mine portal is located 750 meters east of the Metates portal.  The interior of the adit has not been surveyed and no systematic sampling has been done.    There are at least two adits in the area, 30 meters apart vertically, a very old vertical shaft and several trenches. Interviews with local people suggest that there are several other workings in the area.

Nacimiento Area

This area is 2.5 km south of the Metates mine and has a strong iron oxide signature.  The source of the iron oxide appears to be a diorite body with disseminated pyrite in the diorite and the surrounding andesitic rocks.  Limited rock chip sampling suggests that the two higher pyrite content zones which were sampled have weak but anomalous gold and silver values.  The exploration target here is apparently a larger, lower grade body of mineralization, quite different from the Metates Mine, but it is poorly known and of lower priority.

Manzanillo Area

Manzanillo is an abandoned town site with at least three old adits called the Rosa Amarilla, Tancudos and Las Palomas.  These appear to be established along veins in the same structure as Metates, or parallel ones.  Limited sampling revealed very low silver and gold grades. However, the presence of substantial workings there suggests that the area should be systematically sampled before its potential can be ranked.

Cheto Vein

The Cheto vein is located west of the Metates vein and is projected to intersect it near the Level 1 portal.  On the surface it is a 1.2 to 1.5 meter wide quartz veinlet stockwork with a N45W strike and a dip of 60 to 70 degrees to the northeast.  Evaluation of the potential of the Cheto Vein area awaits the results of systematic sampling and a structural analysis of the relationships between the Metates and Cheto veins.

Other Areas of Old Workings

The San Juan Mine is 1.5 km northeast of Metates adjacent to a river.  It was probably operated in the 1880-1910 period.  It has several adits and an old mill and tailings site on the river bank.  Only a few preliminary samples were collected there on a brief visit.  However, the high values returned from initial sampling, as well as the extensive mine workings there, suggest that the area should be systematically mapped and sampled before any evaluation of the potential of that area is made.

A short distance to the west of the old Metates town site is the Old Metates mine (late 1800’s or possibly earlier).  There is a vertical water-filled shaft that was found to be at least 40 meters deep by lowering a weighted rope.  The size of the associated waste dump suggests that there may be at least 200 meters of workings.  Along strike to the south are several old trenches.  There is no data available from these old workings.

There are several other small workings known to be scattered about the property.  According to the local people there are many more that the Corporation’s staff has not yet visited.  At this point the Metates mine remains the principal exploration target.

Drilling

The Corporation has not conducted any drilling on the property.  There also has been no known drilling done by previous operators of the property.

Sample Preparation, Analysis and Security

Historical Sampling Procedures

Nothing is known of sampling procedures or analysis of any sampling done prior to 2008.

Silver Stream Sampling Procedures

A review of the Corporation’s sampling program indicated that much of the underground sampling at Metates was poorly planned and poorly carried out.  Areas sampled as chip channels were narrow, shallow and often inappropriately placed across lithologic or vein contacts.  Samples collected in that manner cannot be considered representative of the mineralization present, and certainly cannot be used in any resource calculations.

There is no available quality control data from the sampling programs carried out by the Corporation in the Metates project area. Although Munroe says in his 2013 Technical Report that quality control measures were taken, no data to support that claim has yet been presented.

Silver Stream Sample Preparation, Analysis and Security (Munroe, 2013)

Samples were carried to the Metates camp where they were placed in large sacks containing 10 to 20 samples per sack.  These were sealed and marked with the sample numbers, the project area, the date and the company information.  These were taken by Richard Munroe to Mazatlan for shipment to a certified sample preparation facility in Guadalajara operated by International Plasma Labs Incorporated (IPL), headquartered in Richmond, BC, Canada.  Some samples were sent to the SGS lab in Durango for processing.

The pulps from Guadalajara were sent by courier to the IPL lab in Richmond, BC for analysis.  IPL is an ISO 9001:2000 certified company claimed to have “extensive experience in mineral assay work”.  The SGS lab in Vancouver, Canada was used in a similar manner for samples sent to Durango.  Munroe reports that “check samples” were sent lab to lab to act as referee samples due to the occasion high grade nugget effect in some of the samples.  Apparently, the check samples were additional samples taken from selected sample sites and intended as duplicate samples. Re-assay of such samples would serve no “referee” purpose and at most, could only be used as a general measure of the variability of gold grade within small areas.

Samples taken from the Metates mine workings were assayed for only gold and silver by fire assay with an atomic absorption finish. Gold values were reported in ppb and g/t; silver values were in ppm and gm/t. Regional reconnaissance samples were assayed for gold and silver by fire assay with an atomic absorption finish. Gold values were reported in ppb and gm/t; silver values were in ppm and gm/t. An additional suite of 30 elements were assayed by ICP-ES methods for the regional reconnaissance samples only and the results were reported in ppm and percent.

Other than the laboratories’ internal quality control protocols, there is no available documentation of quality control procedures used with these samples, no variability statistics, and no comparison of data between labs.  Thus the quality of the assay data is very uncertain.

Munroe (2013) simply states that several blank (or very low metal content) samples were inserted in the sample stream at the Metates site to act as control samples.  In the lab, each assay submission lot was subjected to three random re-assays as well as containing blank and standard samples as part of the laboratory’s internal quality control system.

Mineral Processing and Metallurgical Testing

The small mill on the property which was built in the early 1980’s has the capacity to process approximately 50 tons of material per day.  The mill design was reviewed in great detail, with several photographs included, in a January 2008 report for Real de Plata which concluded that the design was not very efficient, but that it was functional at a low processing level and fairly well maintained, in part because it had been processing low grade material. The mill did not process the minerals efficiently and recoveries were perhaps 60%.

From the perspective of moving the property forward, this older cobbled-together mill is really only suitable for bulk testing or minimal processing by the Optionor.  If the Metates mine were ever to be feasible for extraction, a new mill with a more modern design, appropriate to the higher grade minerals and larger scale mining rates anticipated would be necessary.

It will be necessary to have completed detailed bench-scale metallurgical testing of representative minerals grade material by a reputable laboratory before such a mill is designed.  At the current stage of exploration at Metates, it has not been demonstrated that any quantity of potential minerals-grade material has been discovered at Metates and it will be necessary to define an appreciable amount of such material before any metallurgical tests are contemplated.

Mineral Resource Estimates

There are no historic or current resource estimates for the Metates project.

Adjacent Properties

There are no active exploration or producing properties close enough to the Metates project to be considered adjacent.  The currently silver and gold producing Tayoltita-San Dimas district is 40 kilometers to the northeast.  While the Tayoltita area is similar geologically, this does not necessarily indicate that mineralization at Metates is comparable to that at Tayoltita, particularly at this early stage of exploration.

Other Relevant Data and Information

The Corporation has completed the expenditures tabulated below at the Metates Project.  This tabulation includes property payments and taxes, accounting and legal costs, from late 2007 to June 2013.

Expenditures by Rio Plata at the Metates Project ($CDN)

Option Payments

961,471

Site Administration

42,699

Geol. Consulting & Field Sampling

997,799

Project Legal & Accounting

446,040

Taxes & Permits

78,593

Total

2,526,602

Recommendations

It has been recommended that re-mapping and re-sampling of the underground workings at Metates will be necessary before sufficiently accurate measurements of the mineralized structures can be made to allow accurate sections of the mineral deposit to be drawn.  A geologist with strong experience in epithermal vein systems should compile all available data and, if necessary, re-map in detail all of the levels that are accessible and see that any inaccessible workings are opened and mapped.  At the very least, all available mapping should be carefully checked.  The existing surveying of the workings should also be checked.

The underground sampling appears to have poorly carried out and has not respected the margins of veins and mineralized areas, thus failing to discriminate between samples of vein material and samples of barren wall rock.  This needs to be reviewed and probably re-sampled.  This work combined with mapping is expected to define well the structure, style and geometry of veining and the location and orientation of the higher grade zones (now largely mined away).  This work program will provide sufficient data to construct a series of geologic and assay cross sections and a three dimensional model.  These sections and the model could then guide the planning of a drilling program to test the suspected down-dip extensions of the mined-out higher grade zones.

Prior to the consideration of drilling the Metates Vein, the known old workings elsewhere in the area should be systematically mapped and sampled in a reconnaissance fashion. Those prospects that show promising results should be rehabilitated sufficiently to make them safe to enter and then systematically mapped and sampled in detail similar to the program at the Metates mine. Currently the Metates mine appears to be the best exploration target, but there is not sufficient knowledge of the several other old workings on the property to be sure that it really is the best drilling target.  Before contemplating a drilling program on the property, the various prospects present there should be investigated well enough to allow them each to be ranked on their potential to yield a substantial discovery before one or more of them is selected for drilling. There are almost certainly additional old workings on the Metates property of which the Corporation is unaware.

Recommendations to make further expenditures on the exploration of the Metates property will be contingent not only on the results of the preliminary exploration work recommended herein, but also on evaluation of a number of other factors which would bear substantially on the feasibility of further project advancement.

Metates Project Budget – 2014

A proposed program and conservative budget for 2014 is as follows:

Metates Mine detailed mapping and sampling:

Contract Geologist – 6 weeks, including expenses

$ 25,000

Conduct Metates underground mapping

Manage sampling team

Map other workings

Plot geology and assays on sections and plans

Engineer/Surveyor – one month, including expenses

$ 15,000

Check or re-survey workings

Manage re-opening of old workings

Survey other old workings

Samplers – one month

$ 10,000

Two teams of two people

Sample Metates Mine and any other workings

Reconnaissance person (e.g. Mr. Fitch) – 3 weeks

$  8,000

Search for additional old workings

Two local helpers

Camp Cook and helper – one month

$  5,000

Keep camp clean and feed the people

Includes food, water, fuel, supplies

Administration and contingencies

$ 12,000

Vehicle rentals

$  5,000

Total

$ 80,000

We anticipate we will require approximately $300,000 to carry out our exploration plans and for working capital over the next 12 months and will require significant financing to pursue our exploration plans. While we are currently in discussions with third parties regarding financing for our company, there can be no assurance that we will obtain any additional financing, on terms acceptable to us or at all. In the event we are unable to obtain the required financing, we may be required to curtail our plans or may not be able to pursue our plans altogether until we obtain additional funds and our business may fail.

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the other information set forth in this Current Report on Form 8-K, you should carefully consider the factors discussed below when considering an investment in our common stock. If any of the events contemplated by the following discussion of risks should occur, our business, results of operations and financial condition could suffer significantly. As a result, you could lose some or all of your investment in our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business. See “Forward Looking Information”.

Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.

We are in the initial stage of exploration of our Metates Property, and thus have no way to evaluate the likelihood that we will be successful in establishing commercially exploitable reserves of valuable minerals on the property. The search for valuable minerals as a business is extremely risky and the probability of finding reserves of minerals is extremely remote. In all probability the property does not contain any reserves. We may not find commercially exploitable reserves of silver or other valuable minerals at our Metates Property and the expenditures to be made by us on our exploration program may not result in the discovery of commercial quantities of minerals and may be lost.

We have a limited operating history and there can be no assurance of our ultimate success.

We have a limited operating history upon which an evaluation of our future success or failure can be made. We have no history of earnings and have sustained losses since inception.  There are no known commercial quantities of mineral reserves on the Metates Property.  We will need to raise funds to carry out exploration on the Metates Property with the objective of establishing economic quantities of mineral reserves. There is no assurance that we will be able to obtain funding as required, or that funds will be available on terms acceptable to us, and our business may fail.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the exploration of our mineral properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

Because we are small and do not have much capital, we may have to limit our exploration activity which may result in a loss of your investment.

Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. Consequently, an existing mineral body may go undiscovered. Without a mineral body, we cannot generate revenues and you will lose your investment.

We require additional funding to pursue our exploration plans and there is no assurance any required funding will be obtained.

We do not currently have any revenue producing operations and report a working capital deficit.  To maintain our activities, we will require additional funds which may be obtained either by the sale of equity capital or by entering into an option or joint venture agreement with a third party providing such funding.  There is no assurance that we will be successful in obtaining such additional financing; failure to do so could result in the loss or substantial dilution of our interests in our Metates Property.  We will require additional funds in order to complete our exploration program. There is no assurance any required funding will be obtained and our business may fail.

We have negative operating cash flow and cannot predict when we will reach positive cash flow.

Since inception, we have had negative operating cash flow. We have incurred losses since our founding. The losses and negative operating cash flow are expected to continue for the foreseeable future as funds are expended on the exploration program on the Metates Property and administrative costs. We cannot predict when we will reach positive operating cash flow.

There is no assurance that we will be able to obtain funding as required, or that funds will be available on terms acceptable to us.

We have no history of significant earnings and, due to the nature of our business, there can be no assurance that we will be profitable.  We have paid no dividends on our shares since incorporation and do not anticipate doing so in the foreseeable future.  The only present source of funds available to us is through the sale of its equity shares.  Even if the results of exploration are encouraging, we may not have sufficient funds to conduct the further exploration that may be necessary to determine whether or not a commercially mineable deposit exists on any of our properties.  While we may generate additional working capital through further equity offerings or through the sale or possible syndication of our properties, there is no assurance that any such funds will be available on terms acceptable to us, or at all.  At present it is impossible to determine what amounts of additional funds, if any, may be required.

Although we have exercised the usual due diligence with respect to determining title to properties in which we have a material interest, there is no guarantee that title to such properties will not be challenged or impugned.

Although we have exercised the usual due diligence with respect to determining title to properties in which we have a material interest, there is no guarantee that title to such properties will not be challenged or impugned.  Our mineral property interests may be subject to prior unregistered agreements or transfers or native land claims and title may be affected by undetected defects.  Surveys have not been carried out on any of our mineral properties, therefore, in accordance with the laws of the jurisdiction in which such properties are situated; their existence and area could be in doubt.  Until competing interests in the mineral lands have been determined, we can give no assurance as to the validity of title to those lands or the size of such mineral lands.

In the event that we do not fulfill our obligations contemplated by the Exploration Contract, we will lose our interest in the Metates Property.

We do not own the Metates Property and only have a right to earn an interest therein pursuant to the Exploration Contract. In the event that we do not fulfill our obligations contemplated by the Exploration Contract, we will lose our interest in the Metates Property.

There is no assurance that our mineral exploration activities will result in any discoveries of commercial bodies of minerals or that minerals will be discovered in sufficient quantities to justify commercial operations or that funds required for advancement of our properties can be obtained on a timely basis.

Resource exploration is a speculative business, characterized by a number of significant risks including, among other things, unprofitable efforts resulting not only from the failure to discover mineral deposits but also from finding mineral deposits that, though present, are insufficient in quantity and quality to return a profit.  The marketability of minerals acquired or discovered by us may be affected by numerous factors which are beyond our control and which cannot be accurately predicted, such as market fluctuations, the proximity and capacity of milling facilities, mineral markets and processing equipment, and such other factors as government regulations, including regulations relating to royalties, importing and exporting of minerals, and environmental protection, the combination of which factors may result in our not receiving an adequate return of investment capital.

All of the claims to which we have a right to acquire an interest are in the exploration stages only and are without a known body of commercial minerals. Advancement of the subject mineral properties would follow only if favorable exploration results are obtained. The business of exploration for minerals and mining involves a high degree of risk.  Few properties that are explored are ultimately advanced into producing mines.

There is no assurance that our mineral exploration activities will result in any discoveries of commercial bodies of minerals. The long-term profitability of our operations will in part be directly related to the costs and success of its exploration programs, which may be affected by a number of factors.

Substantial expenditures are required to establish reserves through drilling, and to advance the mining and processing facilities and infrastructure at any site chosen for mining.  Although substantial benefits may be derived from the discovery of a major mineralized deposit, no assurance can be given that minerals will be discovered in sufficient quantities to justify commercial operations or that funds required for advancement of a property can be obtained on a timely basis.

Access to the Metates Property could be an issue for heavier transport which could materially adversely affect our exploration plans.

It is anticipated that access to the Metates Property could be an issue for heavier transport.  This is a logistical issue that will likely be an ongoing concern for us. During the roughly 2 month rainy season in the summer, transportation times may be increased due to the need to cross streams and possible landslide areas. In some cases, flooding may cut off the Metates Property for periods of up to two weeks.  Another aspect of concern for transportation is the numerous stream and river crossings along the roadway.  In addition, attention will have to be paid to the water cycles in each of the stream crossings as critical equipment may be required at the mine site and may not be shipped due to water levels and possible erosion during the rainy season.  However, as the Metates Property advances these concerns will require constant attention.

Operating and environmental hazards could have a negative impact on our operations.

Hazards incident to the operation of mining properties, and unforeseen conditions may be encountered by us if we participate in our exploration activities.  Further, on occasion, substantial liabilities to third parties or governmental entities may be incurred. We could be subject to liability for pollution and other damages or hazards which cannot be insured against or which have not been insured against due to prohibitive premium costs or for other reasons. We currently do not maintain any insurance for environmental damages. Governmental regulations relating to environmental matters could also increase the cost of doing business or require alteration or cessation of operations in certain areas.

There are uninsurable risks associated with the exploration of mineral properties.

In the course of exploration of mineral properties, certain risks, and in particular, unexpected or unusual geological operating conditions including rock bursts, cave-ins, fires, flooding and earthquakes may occur.  It is not always possible to fully insure against such risks and we may decide not to take out insurance against such risks as a result of high premiums or other reasons.  Should such liabilities arise, they could reduce or eliminate any future profitability and result in increasing costs and a decline in the value of our securities.

As we undertake exploration of our mineral claims, we will be subject to compliance with government regulations that may increase the anticipated cost of our exploration program.

There are several governmental regulations that materially restrict mineral exploration or exploitation. We are subject to Mexican federal, state and local laws and regulations regarding environmental matters, the abstraction of water, and the discharge of mining wastes and materials and other similar laws and regulations. Amendments to current laws, regulations and permits governing operations and activities of exploration companies, or more stringent implementation thereof, could have a material adverse impact on our operations, increase our expenditures and costs and require abandonment or delays in advancing new mining properties. Environmental laws and regulations change frequently, and the implementation of new, or the modification of existing, laws or regulations could harm our business, financial condition or results of operations. We cannot predict how agencies or courts in Mexico will interpret existing laws and regulations or the effect that these adoptions and interpretations may have on our business, financial condition or results of operations. We may be required to make significant expenditures to comply with governmental laws and regulations.

Any significant mining operations that we undertake in the future will have some environmental impact, including land and habitat impact, arising from the use of land for mining and related activities, and certain impact on water resources near the project sites, resulting from water use, rock disposal and drainage run-off. No assurances can be given that such environmental issues will not have a material adverse effect on our business, financial condition or results of operations in the future. While we believe we do not currently have any material environmental obligations, exploration activities may give rise in the future to significant liabilities on our part to the government in Mexico and third parties and may require us to incur substantial costs of remediation.

Additionally, we do not maintain insurance against environmental risks. As a result, any claims against us may result in liabilities we will not be able to afford, resulting in the failure of our business. Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in exploration operations may be required to compensate those suffering loss or damage by reason of the exploration activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations and, in particular, environmental laws.

To the best of our knowledge, we are currently operating in compliance with all applicable rules and regulations.

There is no assurance that the Metates Property will contain any commercial minerals.

We are currently in the exploration stage at the property and there can be no assurance that the Metates Property contains any commercial minerals.

There are risks associated with business activities conducted in Mexico.

Natural resource activities may be affected in varying degrees by political and financial instability, inflation and haphazard changes in government regulations relating to this industry.  Any changes in regulations or shifts in political or financial conditions are beyond our control and may adversely affect our business.  Operations may be affected in varying degrees by government regulations with respect to restrictions on price controls, export controls, income taxes, expropriation of property, environmental legislation and safety.

Our operations are currently conducted in Mexico and in an area where Mexican drug cartels operate. As such, our operations are exposed to various levels of political, economic and other risks and uncertainties.

Our operations are currently conducted in Mexico and in an area where Mexican drug cartels operate. As such, our operations are exposed to various levels of political, economic and other risks and uncertainties. These risks and uncertainties include, but are not limited to, expropriation; renegotiation or nullification of existing concessions, licenses, permits and contracts; illegal mining; local drug gang activities; changes in taxation policies; restrictions on foreign exchange and repatriation; and changing political conditions, currency controls and governmental regulations that favour or require the awarding of contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction.

Our directors and officers are not able to control events at the Metates Property on a daily basis.

Our directors, officers and consultants reside in the United States or Canada and do not frequently visit the site of the Metates Property. The last visit to the property site was made by Mr. Byberg (our CEO), Mr. Robb (a director) and Douglas Wood (a geological consultant) in June 2013 for three days. Our directors and officers are unable to control events at the site on a daily basis, may not become aware of any potentially negative events at the site for days thereafter, and may be unable to mediate, curtail or remedy situations that may arise at the site, including illegal mining, poaching of materials or damage inflicted on the property, which could have a materially adverse effect on our operations.

We face significant competition in the mining industry.

The mining industry is intensely competitive in all its phases, and we compete with companies that are larger and have longer operating histories, records of successful operations, greater financial resources and technical facilities, and more contracts with significant institutions and governments. Competition could adversely affect our ability to carry out our plans or acquire suitable properties or prospects in the future.

Our success is currently largely dependent on our officers and the loss of any of them could materially adversely affect our business, results of operations and financial condition.

Our success is currently largely dependent on the performance of our officers.  The loss of the services of these persons could have a materially adverse effect on our business and prospects.  There is no assurance we can maintain the services of our officers or other qualified personnel required to operate our business.  Failure to do so could have a material adverse affect on our business and our prospects.  Our directors and officers only devote part of their time and attention to our affairs.

Mineral prices fluctuate significantly which could affect our results of operations, financial condition and ability to raise required capital.

Factors beyond our control may affect the marketability of metals discovered, if any.  Metal prices have fluctuated widely, particularly in recent years.  The effect of these factors cannot be predicted.

Investing in the mining sector can be risky and Investors in our Corporation may lose their investment.

The continued operation of our Corporation will be dependent upon our ability to generate operating revenues and to procure additional financing.  There can be no assurance that any such revenues can be generated or that other financing can be obtained.  If we are unable to generate such revenues or obtain such additional financing, any investment in our Corporation may be lost.  In such event, the probability of resale of the shares purchased would be diminished.

An active public market for our common stock might not evolve or be sustained going forward and may be subject to significant price volatility.

In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies.  There can be no assurance that continual fluctuations in price will not occur.  It may be anticipated that any quoted market for our shares will be subject to market trends generally, notwithstanding any potential success in creating revenues, cash flows or earnings.

There is no material public market for our common stock.  An active public market for our common stock might not evolve or be sustained going forward.  If an active public market for our common stock does not evolve, the liquidity of a shareholder’s investment may be limited and the share price may decline.

Our results of operations and financial condition are subject to currency fluctuations and inflation risks.

Our property interests in Mexico make us subject to foreign currency fluctuations and inflationary pressures which may adversely affect our financial position and results of operations.  Accordingly, we may suffer losses due to adverse foreign currency fluctuations.  Mexico has not experienced significant inflationary rates recently.  Although the situation appears to be stable, we bear the risk of incurring losses occasioned as a result of rampant inflation in Mexico.

It may not be possible for investors to effect service of process within the United States upon us as our assets and operations are based in Mexico and Canada and our directors and officers reside in Canada.

A substantial majority of our assets are located outside the United States. Furthermore, our directors and officers reside outside the United States and all or most of the assets of those officers and directors may be located outside the United States. As a result, investors may find it difficult to effect service of process within the United States upon us or these persons or to enforce outside the United States judgments obtained against us or these persons in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the U.S. federal securities laws. Likewise, it may also be difficult for an investor to enforce in U.S. courts judgments obtained against us or these persons in courts located in jurisdictions outside the United States. It may also be difficult for an investor to bring an original action in a Canadian, Mexican or other foreign court predicated upon the civil liability provisions of the U.S. federal securities laws against us or these persons.

In particular, there is doubt as to the enforceability of original actions in Canadian and Mexican courts of civil liabilities predicated solely upon U.S. federal securities laws, and the enforceability in Canadian and Mexican courts of judgments entered by U.S. courts predicated upon the civil liability provisions of U.S. federal securities laws will be subject to compliance with procedural and other requirements under Canadian and Mexican law, including the condition that the judgment does not violate Canadian or Mexican public policy.

Conflicts of Interest may arise as a result of other business activities of our directors and officers.

Some of our directors and officers are engaged and will continue to be engaged in the search for additional business opportunities on behalf of other corporations, and some of our directors or officers are or may become directors or officers of other companies engaged in other business ventures. Accordingly, situations may arise where these directors or officers will be in direct competition with our Corporation.  Conflicts, if any, will be dealt with in accordance with the relevant legislation and internal policies.

We have not paid, and do not anticipate paying, any dividends on our common stock in the foreseeable future.

We have not paid dividends on our shares of common stock and we do not expect to declare or pay dividends on shares of our common stock for the foreseeable future.  We intend to retain earnings, if any, to finance the expansion of our business.  Our future dividend policy will be subject to the discretion of our Board of Directors and will depend upon our future earnings, if any, our financial condition, capital requirements, general business conditions and other factors.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

We were incorporated under the laws of the State of Nevada on April 5, 2004. We were a “shell” company with no specific business plan or purpose prior to our Merger with Rio Plata on May 14, 2013. See “The Merger” for more information relating to the terms of the Merger.

Rio Plata is junior natural resource company engaged in the acquisition and exploration of mineral properties of merit in Mexico. As a result of the Merger, Rio Plata effectively became our wholly-owned subsidiary and our prior business plan was abandoned and we adopted the business plan of Rio Plata. The transaction was accounted for as a “reverse merger” with Rio Plata as the acquiring party and us as the acquired party. Accordingly, when we refer to our business and financial information relating to periods prior to the Merger, we are referring to the business and financial information of Rio Plata, unless otherwise indicated.

The Merger constitutes a reverse merger for accounting purposes and, accordingly, this current report includes the audited consolidated financial statements as of and for the years ended March 31, 2013 and 2012 of Rio Plata, as well as pro forma financial information of Rio Plata and WS Industries. These financial statements have been prepared in accordance with US GAAP.

The following discussion of the financial condition and results of operations of Rio Plata should be read in conjunction with the financial statements and the notes to those statements, and the section entitled “Description of Business of Rio Plata Exploration Corporation”, included in this report. This discussion includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth above under “Risk Factors,” actual results may differ materially from those anticipated in these forward-looking statements. See “Forward Looking Information” for more information.

Overview

As a result of the Merger, we are a junior natural resource company currently engaged in the acquisition and exploration of mineral properties. We operate through a wholly owned Mexican subsidiary, Real de Plata Resources, S.A. de C.V. Our primary asset is the Metates Property located approximately 110 kilometers NW of the city of Mazatlan, Municipality of Mazatlan, in the State of Sinaloa, Mexico. Our Metates Property is in the exploration stage and is currently without a known body of commercial minerals. Additional exploration activity is required on the Metates Property to determine if there are any commercial amounts of minerals extractable from the property.  See ”The Metates Property” for more information.

Results of Operations

Year Ended March 31, 2013 Compared to Year Ended March 31, 2012

Revenues

We have earned no revenues and have sustained operational losses since our inception on August 16, 2006 to March 31, 2013. As of March 31, 2013, we had an accumulated deficit of $3,293,571. We anticipate that we will not earn any revenues during the current fiscal year as we are an exploration stage company. We anticipate that we will incur substantial losses for the foreseeable future.

Expenses

Our total expenses increased to $1,311,915 for the year ended March 31, 2013 from $453,888 for the year ended March 31, 2012 mainly due to an increase in exploration activity and expenses related to our Metates Property and interest on our short-term loans.  During the year ended March 31, 2013, we spent $769,319 on the exploration and evaluation of the Metates Property, compared to $109,708 during the year ended March 31, 2012. See “The Metates Property” above for information relating to the exploration conducted on the Metates Property to date.

An increase in consulting fees and travel and promotional expenses were offset by a decrease in office, rent and miscellaneous expenses and professional and regulatory fees in the year ended March 31, 2013 from the prior period. We incurred interest and bank charges of $356,034 in the year ended March 31, 2013, compared to $113,883 in the year ended March 31, 2012, relating to loans required to fund our operations.

Net Loss

For the fiscal year ended March 31, 2013, we incurred a net loss of $1,311,915, compared to $453,888 during the year ended March 31, 2012.

Liquidity and Capital Resources

As of March 31, 2013, we had cash of $188,607, total assets of $1,413,856, total liabilities of $3,258,886, a working capital deficit of $2,803,010 and an accumulated deficit of $3,293,571. We have been dependent on funds raised through loans to finance our operations.

Financing Activities

We have funded our operations primarily through loans during the last two fiscal years. During the year ended March 31, 2013, financing activities provided cash of $1,767,607 from short-term loans, compared to $609,706 in the year ended March 31, 2012, primarily from short-term loans.

At March 31, 2013, we have approximately $2,726,912 in short-term loans outstanding. These loans accrue interest at 15% per annum, calculated semi-annually, are unsecured and are repayable at various maturity dates. As additional consideration, bonus shares may be issued to the lenders. See Note 4 to our financial statements for more information.

Operating Activities

Operating activities used cash of $1,197,564 for the year ended March 31, 2013, compared to $354,507 for the year ended March 31, 2012. An increase in accounts receivable used cash of $168,027 in the year ended March 31, 2013, compared to $60,679 in the prior period.  An increase in accrued liabilities provided cash of $6,741 in the current period, compared to a decrease in same using cash of $58,944 in the prior period. An increase in trade payables provided cash of $257,451 in the current period compared to $115,483 in the prior period.

Investing Activities

Investing activities used cash of $462,744 in the year ended March 31, 2012, compared to $241,865 in the year ended March 31, 2012, due to mineral property expenditures.

We expect that our total expenses will increase over the next year as we increase our business operations. We do not anticipate generating any revenues over the next year. Our plan of operations for the next 12 months is to continue to explore our Metates Property as further described below under “- Exploration Plan”. We anticipate we will require approximately $300,000 to carry out our exploration plans and for working capital over the next 12 months. As at March 31, 2013, we had cash of $188,607 and a working capital deficit of $2,803,010 and will require significant financing to pursue our exploration plans.

While we are currently in discussions with third parties regarding financing for our company, there can be no assurance that we will obtain any additional financing, on terms acceptable to us or at all. In the event we are unable to obtain the required financing, we may be required to curtail our plans or may not be able to pursue our plans altogether until we obtain additional funds and our business may fail. An investment in our securities involves significant risks and you could lose your entire investment.

We intend to raise additional capital for the next 12 months from the sale of our equity or debt securities or loans from related parties.  If we are unsuccessful in raising sufficient capital through such efforts, we may consider other financing avenues such as bank financing.  There is no assurance that any financing will be available to us or, if available, on terms that will be acceptable to us.  If we are unable to raise additional capital, our business may fail.

Exploration Plan

Over the next 12 months we plan to complete our exploration plan on our Metates Property, primarily detailed mapping and sampling at the property. A description of the exploration work to be undertaken and related costs are set out in the table under “The Metates Property – Recommendations”.

We anticipate we will require approximately $300,000 to carry out our exploration plans and for working capital over the next 12 months and will require significant financing to pursue our exploration plans. While we are currently in discussions with third parties regarding financing for our company, there can be no assurance that we will obtain any additional financing, on terms acceptable to us or at all. In the event we are unable to obtain the required financing, we may be required to curtail our plans or may not be able to pursue our plans altogether until we obtain additional funds and our business may fail.

Going Concern

Our financial statements included herein have been prepared on a going concern basis and Note 1 to the statements identifies issues that raise substantial doubt about our ability to continue as a going concern.  Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have not generated any revenues, have achieved losses since our inception, and rely upon the sale of our common stock and loans to fund our operations.  We may not generate any revenues for the foreseeable future, and if we are unable to raise equity or secure alternative financing, we may not be able to pursue our plans and our business may fail.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation.  A complete summary of these policies is included in Note 2 of the notes to our financial statements.  We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

Foreign Currency Translation and Transactions

The functional currency of the Corporation is the Canadian dollar. The Corporation translates assets and liabilities to Canadian dollars using year-end exchange rates, translates unproved mineral properties and equity accounts using historical exchange rates, and translates revenues and expenses using average exchange rates during the period. Exchange gains and losses arising from the translation of the Mexican subsidiaries financial statements are recorded to profit and loss.

The reporting currency is the US Dollar. Assets and liabilities denominated in currencies other than the US Dollar are translated to the US Dollar equivalent using the year end exchange rate. Stockholders equity accounts are translated to US Dollars using the historical exchange rates. Revenues and expenses are translated using average exchange rates during the period. Exchange gains and losses arising from the translation to the reporting currency are recorded within the cumulative translation adjustment account.

Mineral Properties

Realization of the Corporation's investment in and expenditures on mineral properties is dependent upon the establishment of legal ownership, the attainment of successful extraction from the properties or from the proceeds of their disposal.

Title to mineral properties involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristics of many mineral properties. To the best of its knowledge the Corporation believes all of its unproved mineral interests are in good standing and that it has title to all of these mineral interests.

The Corporation classifies its mineral rights as tangible assets and accordingly acquisition costs are capitalized as mineral property costs. Long-lived assets are to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Corporation is to estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the undiscounted expected future cash flows is less than the carrying amount of the asset, an impairment loss is recognized. Mineral exploration costs are expensed as incurred until commercially mineable deposits are determined to exist within a particular property.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to foreign currency risks as our operating expenses are incurred in Canadian dollars and Mexican pesos, while our reporting currency is the US dollar. Fluctuation of the US dollar in relation to the Canadian dollar and Mexican peso will have an impact upon our results and may also affect the value of our assets and the amounts of shareholders’ equity. We do not use derivative financial instruments to reduce our foreign exchange exposure.

Capitalization

The following table summarizes our capitalization at the Effective Time of the Merger, and should be read together with the pro forma financial statements included herein. Prior to the Effective Time of the Merger, approximately $1,901,526 in principal and interest of short-term debt of Rio Plata was converted into 6,338,422 common shares of Rio Plata at a price of $0.30 per share, the holders of which participated in the distribution of the 28,000,000 shares issued to Rio Plata shareholders under the Merger. We are in the process of converting the short-term debt to long-term debt that will not have a conversion feature.

Description	Outstanding after giving effect to the Merger (Unaudited)
Common Stock	36,131,000
Short Term Debt	$2,902,339 (Includes $125,445 of interest)
Long Term Debt	Nil

 Share Capital

The following table sets forth information relating to our share capitalization at the Effective Time of the Merger:

Security	Amount Authorized	Total Number of Shares Outstanding
Common Stock	150,000,000	36,131,000
Preferred Stock	Nil	Nil
Common Stock Underlying Options	Unlimited	Nil
Common Stock Underlying Warrants	Unlimited	Nil

The following table sets forth information relating to our shareholdings at the Effective Time of the Merger:

Security	Number Outstanding	Percentage of Shares Outstanding
Common Stock Held by Former Shareholders of Rio Plata	28,000,000	77%
Common Stock Held by Former Shareholders of WS Industries	8,131,000	23%
Common Stock Underlying Options	Nil	Nil
Common Stock Underlying Warrants	Nil	Nil
Total	36,131,000	100%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock currently held by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each of our directors and executive officers and (iii) all officers and directors as a group. There are 37,431,000 shares of our common stock outstanding currently. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name. Unless otherwise noted below, the address of each stockholder below is c/o 9550 South Eastern Avenue, Suite 253, Las Vegas, NV 89123.

Title of Class	Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class (%)
Common Stock	Terrence Byberg, President, CEO and Director(1)	400,000	Less than 1%
Common Stock	Donald Bossert, CFO, Secretary and Director(1)	1,281,955	3.4%
Common Stock	James Garber, Vice President of Exploration	0	0%
Common Stock	Robert Morrison, Director	4,784,142	12.8%
Common Stock	Robert Michael Robb, Director	400,000	Less than 1%
Common Stock	All Officers and Directors as a Group	7,266,097	19.4%
Common Stock	Robert Bell(1)	3,411,669(2)	9.1%
Common Stock	Richard Novis(1)	3,411,669(2)	9.1%
Common Stock	Russel J. Renneberg	2,334,943	6.2%

(1) Effective January 17, 2014, (i) Robert Bell resigned as President, Chief Executive Officer and a Director of our company, (ii) Richard Novis resigned as Secretary and a Director of our company and (iii) Barry Price resigned as a Director of our company. Effective the same day, we appointed (i) Terrence Byberg as President, Chief Executive Officer and a Director of our company to fill the vacancy created by the resignation of Robert Bell, (ii) Robert Michael Robb as a Director of our company to fill the vacancy created by the resignation of Richard Novis and (iii) Donald Bossert, currently our Chief Executive Officer, as Secretary of our company in place of Richard Novis. There were no disagreements between the company and any of Mr. Bell, Mr. Novis or Mr. Price in connection with their respective resignations.

(2)Mr. Bell and Mr. Novis are both directors and officers of 0847473 B.C. Ltd., which acquired 2,570,019 shares of common stock of the issuer on May 14, 2013 pursuant to a merger of the issuer and Rio Plata Exploration Corp. as described herein. Both Mr. Bell and Mr. Novis disclaim control and beneficial ownership of the issuer’s shares held by 0847473 B.C. Ltd. as investment and voting control over these shares rests with the board of directors of 0847473 B.C. Ltd.

Changes in Control

There are no arrangements known to us the operation of which may at a later date result in a change in control of our company.

MANAGEMENT AND DIRECTORS

Directors and Officers

At the effective time of the Merger, our board of directors was reconstituted by the appointment of Robert Bell, Richard Novis, Donald Bossert, Kelvin Williams, Robert Morrison and Barry Price as directors. Our executive management team was also reconstituted by the appointment of Mr. Bell as our President and Chief Executive Officer, Mr. Bossert as Chief Financial Officer and Treasurer, and Mr. Novis as Secretary.

Kelvin Williams resigned as a director in August 2013 to pursue other opportunities. In addition, we appointed James Garber as our Vice President of Exploration in November 2013.

Effective January 17, 2014 (i) Robert Bell resigned as President, Chief Executive Officer and a Director of our company, (ii) Richard Novis resigned as Secretary and a Director of our company and (iii) Barry Price resigned as a Director of our company. Effective the same day, we appointed (i) Terrence Byberg as President, Chief Executive Officer and a Director of our company to fill the vacancy created by the resignation of Robert Bell, (ii) Robert Michael Robb as a Director of our company to fill the vacancy created by the resignation of Richard Novis and (iii) Donald Bossert, currently our Chief Executive Officer, as Secretary of our company, in place of Richard Novis. There were no disagreements between the company and any of Mr. Bell, Mr. Novis or Mr. Price in connection with their respective resignations.

Our directors serve until our next annual shareholders’ meeting or until their successors are elected and qualified. Our executive officers hold their positions at the discretion of our Board of Directors, subject to any employment or management agreements. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

The following table sets forth the name, age and positions of each of our current directors and executive officers.

Name	Age	Positions
Terrence Byberg	63	President, Chief Executive Officer and Director
Donald Bossert	48	Chief Financial Officer, Secretary and Director
James Garber	62	Vice President of Exploration
Robert Morrison	65	Director
Robert Michael Robb	70	Director

Terrence Byberg. Mr. Byberg has served as President, Chief Executive Officer and a director of the Corporation since January 2014. Mr. Byberg has 42 years of international mining experience in Canada, USA, Mexico, Greece, Australia and the Philippines, with extensive public company experience in the areas of management, production and operations. He was a Founder and Vice President of Mining for Chieftain Metals, Inc. from 2009 to 2012 where he helped facilitate the negotiation and acquisition of the Tulsequa Chief Mine. He was a Founder, President and CEO of Silver Eagle Mines, Inc. from 2003 to 2009 where he optioned a past-producing mine property in Mexico and raised in excess of $50M. Mr. Byberg served as President and Chief Operating Officer of Philippine Gold from 1997 to 1999 where he controlled the various stages of exploration, feasibility and permitting for eight separate properties throughout the Philippines. He was General Manager for Exall Resources from 1996 to 1997 where he commenced operations from ground zero and achieved a production rate of 600 tonnes per day of gold. Since 2012, and at various points in his career, Mr. Byberg has served as an Independent Mining Consultant providing management and mining services to firms worldwide. Mr. Byberg began his career, in 1972, with the Dome Group in Red Lake working as a Surveyor and Ventilation Engineer, Miner, Shift Boss, Training and Safety Superintendent and Production Superintendent. Mr Byberg is a Graduate of Halleybury School of Mines. Mr. Byberg was selected as a director because of his business and professional experience, including but not limited to his substantial experience and leadership in the mining industry.

Donald Bossert. Mr. Bossert has served as Chief Financial Officer and a director of Rio Plata (now the Corporation) since January 2007 and as Secretary of the Corporation since January 2014. Mr. Bossert achieved his Certified Management Accountant designation from the Society of Management Accountant's of Alberta, Canada in 1992. From June 1990 to January 2008, he was Director of Finance of Unified Alloys Ltd., a national distributor of stainless steel and special alloy pipe, fittings and flanges.  Since February 2008, he has been the President of Bossert Consulting Ltd., a company providing management and accounting services. Mr. Bossert was selected as a director because of his business and professional experience, including but not limited to his leadership of Rio Plata prior to the Merger and experience in accounting matters.

James Garber. Mr. Garber has served as Vice President of Exploration of the Corporation since November 2013. He has significant experience in the exploration of the Beardmore-Geraldton Greenstone Belt.  Mr. Garber graduated from the University of Windsor, Windsor, ON, in 1973 with a B.Sc. (Honours Geology) and has been a practicing geologist for over 35 years with both major and junior resource exploration companies including Phillips Petroleum Company - Strategic Minerals Division, Noranda Exploration Company, Hemlo Gold and Battle Mountain Gold.

Most recently Mr. Garber worked as Director / Exploration Manager [Canada] for Landore Resources Inc. / Landore Resources Canada Inc. from 2004 to 2009 and Manager of Exploration for Metalcorp Limited, from 2010 to 2012 where he was involved with the discovery and delineation of gold and nickel deposits in northern Ontario, Canada, including the Glimmer Gold Deposit (now the Black Fox mine of Brigus Gold), the Pike River gold deposit (now the Brigus Gold Grey Fox deposit), the Junior Lake project VW nickel deposit and the initial evaluation of the Lamaune iron deposit. He also served as Director and Qualified Person of Northcore Resources Inc. from April 2013 to October 2013 and from January 2009 to December 2010, he was an Independent Consultant engaged primarily in First Nation Engagement for Mining Companies.

Robert Morrison. Mr. Morrison has served as a director of Rio Plata (now the Corporation) since March 2011. Mr. Morrison graduated from the University of Alberta, Canada with a B. Sc., Civil Engineering degree in 1970.  From 1995 to 2009, Mr. Morrison was the President of Agra Foundations Limited, a specialty trade contractor. Mr. Morrison has been a director of Bandera Gold Ltd., a gold exploration company listed on the TSX Venture exchange in Canada, since 2006. Mr. Morrison is a member of Association of Professional Engineers, Geologists and Geophysicists of Alberta, Canada. Mr. Morrison was selected as a director because of his business and professional experience, including but not limited to his involvement with Rio Plata prior to the Merger and significant experience with mining companies.

Robert Michael Robb, P.E.  Mr. Robb has served as a director of the Corporation since January 2014. Mr. Robb has 46 years international mining experience, with extensive experience in the areas of management, design, construction and operations. He was VP of Development for Silver Standard Resource from 2005 to 2007 where his responsibilities included the design and construction of the Minas Parquitas mine in Argentina. He was VP of Mina Magestral (Queenstake) from 2001 to 2003 where he was responsible for the construction and initial operation of the company’s first producing mine and served as Director of Operations (Mexico) for Eldorado Gold from 1995 to 1997 where he directed the doubling of gold production at the La Colorado mine and the opening of a new mine. Since 2007, Mr. Robb has been an Independent Consulting Engineer providing management and mining engineering services to firms worldwide. He is a Member of the PE Exam Committee of the Society of Mining Engineers, author of nine technical papers, and co-author of one patent and one reference book. Mr. Robb is a Retired Colonel USMC Reserve, a Viet Nam veteran and a Graduate of the University of Idaho. Mr. Robb was selected as a director because of his business and professional experience, including but not limited to his substantial experience and leadership in the mining industry.

Other Directorships

None of our directors currently hold, or within the past five years have held, directorships in companies with a class of securities registered pursuant to Section 12 of the Exchange Act or that are subject to the requirements of Section 15(d) of such Act

Significant Employees

Other than our executive officers, we have no employees that make a significant contribution to our business.

Corporate Governance

Director Independence

Our securities are not listed on a national securities exchange or on any inter-dealer quotation system which has a requirement that a majority of directors be independent. We evaluate independence by the standards for director independence set forth in the NYSE MKT Marketplace Rules.

Under these rules, a director is not considered to be independent if he or she also is an executive officer, employee or consultant of the corporation or has loaned funds to us within the past two years. As a result, Mr. Byberg and Mr. Bossert would not be considered independent because each serves as an officer of our company. In addition, Mr. Morrison would not be considered independent as he has loaned funds to our company over the past two years, and Mr. Robb would not be considered independent as he has entered into a consulting agreement with us. Accordingly, we currently do not have any independent directors.

Board of Directors’ Meetings

During the fiscal year ended March 31, 2013, our board of directors met four times. Our board conducted all business and approved all corporate actions during the fiscal year ended March 31, 2013 by the unanimous written consent of its members in the absence of formal board meetings.

Committees of the Board of Directors

As our common stock is not presently listed for trading or quotation on a national securities exchange or NASDAQ, we are not presently required to have board committees.

We currently have an audit committee comprised of Mr. Bossert, Mr. Robb and Mr. Morrison. Due to our small size and limited operations to date, we currently do not have an audit committee “financial expert” under applicable rules. The purpose of the Audit Committee is to assist the board in its oversight of the integrity of our financial statements and other relevant public disclosures, our compliance with legal and regulatory requirements relating to financial reporting, the external auditors' qualifications and independence and the performance of the internal audit function and the external auditors.

Due to our small size and limited operations to date, we do not presently have a nominating committee, compensation committee or other committee performing similar functions. We have not adopted any procedures by which security holders may recommend nominees to our board, and we do not have a diversity policy.

 Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than ten percent (10%) of our common stock, who are hereinafter collectively referred to as “Reporting Persons”, to file reports with the SEC of beneficial ownership and reports of changes in beneficial ownership of our common stock on Forms 3, 4 and 5. Reporting Persons are required by applicable SEC rules to furnish us with copies of all such forms filed with the SEC pursuant to Section 16(a) of the Exchange Act. To our knowledge, each of our directors and officers was late in filing a Form 3.

Code of Ethics

Due to our small size and limited operations to date, we have not adopted a formal code of ethics. Our Board has found that the fiduciary duties placed on individual directors by applicable legislation and the restrictions placed by applicable legislation on an individual director's participation in decisions of the Board in which the director has an interest have been sufficient to ensure that the Board operates independently of management and in the best interests of our company.

Board Leadership Structure and Role on Risk Oversight

Terrence Byberg currently serves as our President and Chief Executive Officer and Donald Bossert serves as our Chief Financial Officer and Secretary. Our board of directors is comprised of Terrence Byberg, Donald Bossert, Robert Michael Robb and Robert Morrison. At present, we have determined this leadership structure is appropriate due to our small size and limited operations and resources.

We have no policy requiring the combination or separation of the Principal Executive Officer and Chairman roles and our governing documents do not mandate a particular structure. Our directors recognize that the leadership structure and the combination or separation of these leadership roles is driven by our needs at any point in time.

Our directors are involved in the general oversight of risks that could affect our business and they will continue to evaluate our leadership structure and modify such structure as appropriate based on our size, resources and operations.

Stockholder Communication with the Board of Directors

Stockholders may send communications to our board of directors by writing to Silver Stream Mining Corp., 9550 South Eastern Avenue, Suite 253, Las Vegas, NV 89123, Attention: Corporate Secretary.

Other Information

We are required to file periodic reports, proxy statements and other information with the SEC. You may read and copy this information at the Public Reference Room of the SEC, 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain a copy of these reports by accessing the SEC’s website at http://www.sec.gov. You may also send communications to our board of directors at Silver Stream Mining Corp., 9550 South Eastern Avenue, Suite 253, Las Vegas, NV 89123, Attention: Corporate Secretary.

Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past five years:

•

any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•

any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•

being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, where the judgment has not been reversed, suspended, or vacated; or

•

being subject to any sanction or order of any self-regulatory or other organization or entity that has disciplinary authority over its members or persons associated with a member.

Family Relationships

There are no family relationships among our directors and executive officers.

Executive Compensation

Management Compensation

Except as noted below, we have not paid any cash or other compensation to any of our officers or directors in the last two fiscal years. We paid James Dempsey, our former Chief Executive Officer and Chief Financial Officer prior to the Merger, an aggregate of $31,200 in each of the years ended March 31, 2013 and 2012, respectively, for his services. Rio Plata paid $30,000 in each of the years ended March 31, 2013 and March 31, 2012 to 0847473 B.C. Ltd., a private company controlled by Robert Bell and Richard Novis, both former directors and officers of our company, for management and administrative services.

Benefit Plans

There are no arrangements or plans pursuant to which we provide pension, retirement or similar benefits to our directors or executive officers.  Other than the Stock Option Plan described below, we have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

We have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to any officers or any other persons following, or in connection with, the resignation, retirement or other termination of an officer, or a change in control of us or a change in an officer’s responsibilities following a change in control. We may pay compensation to our officers in the future; however, the amounts and timing of the payments have not been determined.

Stock Options

No options to purchase shares of our common stock have been granted by us to our directors or officers. We have a stock option plan (the “Stock Option Plan”) which we assumed upon the Merger. The Stock Option Plan authorizes the issuance of incentive stock options to directors, officers, employees and consultants up to an aggregate of 1,256,370 of our issued shares from time to time.  No awards had been issued under the Stock Option Plan, although we plan to issue options to acquire an aggregate of 400,000 shares of our common stock pursuant to consulting agreements as described below. While we may grant more stock options and other incentive awards in the future, the amounts and timing of such grants have not been determined.

Compensation of Directors

We have no standard arrangements pursuant to which our directors are compensated for their services as directors. None of our directors has received any compensation of any nature on account of services rendered in such capacity. We have not established a policy to provide compensation to our directors for their services in such capacity. Our board will consider establishing such a policy in the future. However, certain of our directors and officers have entered into consulting agreements with us pursuant to which they are compensated by us as described below.

Consulting Agreements

We entered into consulting agreements with Terrence Byberg, Robert Michael Robb and Douglas Wood in September 2013, and with James Garber in November 2013. Mr. Byberg, Mr. Robb and Mr. Garber are directors or officers of our company, and Mr. Wood is our geologist. For their services we have agreed to pay each of them: (a) a sign on allotment of 400,000 shares of our common stock on signing of the agreements (issued to Mr. Byberg, Mr. Robb and Mr. Wood) (b) an allotment of shares for each property acquisition identified by them and completed by us, or sale of a property where the purchaser is identified by them, pursuant to which the total amount of shares will be based on the value of the acquisition or sale in the following amounts, with the shares split equally among the them: (i) Up to $300,000, 10.0% of the value; (ii) Between $300,000 and $1,000,000, 7.5% of the value; (iii) Over $1,000,000, 5.0% of the value (all values are divided by the weighted average closing price of the shares for the five trading days prior to the close of the acquisition or sale); c) A monthly consulting fee of $5,000.00 per month for each of them for up to ten days work (payable in shares of the Corporation as provided in the agreements); and d) Participation in our stock option plan on an annual basis with an initial 100,000 options each.

 Management Agreements

We have entered into a management services agreement effective April 1, 2009 (the “Management Services Agreement”) with 0847473 B.C. Ltd. (dba Micro Cap et al), a private company controlled by Robert Bell and Richard Novis, former directors and officers of our company.  Pursuant to the Management Services Agreement, 0847473 B.C. Ltd. provides management services to us for a fee of $3,500 per month (inclusive of rent for our business premises).  The management services agreement may be terminated by either party on six months written notice.

Indebtedness of Directors and Officers

None of our directors or senior officers, and no associates or affiliates of any of them, is indebted to us.

Compensation Committee Interlocks and Insider Participation

We have not paid any material compensation to our officers in the past and do not have a compensation committee or a committee performing similar functions. All compensation matters are determined by our board of directors. We plan to have a compensation committee when we elect additional independent persons to our board of directors.

Change of Control

We have no pension or compensatory plans or other arrangements which provide for compensation to our directors or officers in the event of a termination of employment or a change in our control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

WS Industries

Pursuant to a resolution dated June 1, 2008, James Dempsey, a former officer of WS Industries, who was a majority shareholder of WS Industries, was to be paid a monthly management fee of $2,600 per month. The amount could be adjusted from time to time at the discretion of the Board of Directors of WS Industries. During the year ended August 31, 2011, $118,300 which was accrued management fees from previous years was settled through the issuance of a convertible promissory note.

During the year ended August 31, 2012, the company incurred management fees of $31,200 (2011: $31,200) payable to Mr. Dempsey. As at August 31, 2012, accounts payable included $36,600 (August 31, 2011 - $5,400) in management fees payable to Mr. Dempsey

As at August 31, 2012, loans and advances includes an advance of $70,110 (August 31, 2011 $ - $45,000) Mr. Dempsey.

Pursuant to a resolution dated June 1, 2008, the spouse of Mr. Dempsey was to be paid monthly to provide administrative services to WS Industries at a rate of $1,800 per month.  The amount could be adjusted from time to time at the discretion of the Board of Directors. During the year ended August 31, 2011, $63,000 (2010 - $Nil) in respect of these administrative fees was settled through the issuance of a convertible promissory note.

During the year ended August 31, 2012, the company also incurred administrative fees of $21,600 (2011- $21,600) payable to the wife of Mr. Dempsey. As at August 31, 2012, accounts payable included $28,800 in administrative services payable to the wife of Mr. Dempsey.

During the year ended August 31, 2012, WS Industries incurred management fees of $31,200 (2011: $31,200) payable to the James Dempsey, a officer and director of the company. As at August 31, 2012, accounts payable included $36,600 (August 31, 2011: $5,400) in management fees payable to Mr. Dempsey.

Rio Plata

As at March 31, 2013, $11,082 (2012 - $777) due to directors of the Corporation are included with trade payables.

As at March 31, 2013, loans of CAD$30,000($29,538) (2012 – CAD$130,000; $129,090) was owing to a director of the Corporation. The loans bear interest at 15% and are due on demand. As part of the loan agreements, bonus shares of 86,667 (2012 – 86,667) are also owing to the director.

During the year ended March 31, 2013, the Corporation incurred:

a)

Rent of $11,815 (2012 – $12,084) to a company owned by the president and a director of the Corporation;

b)

Management fees of $29,538 (2012 – $30,210) to a company owned by the president and a director of the Corporation.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

While we do not have any special committee, policy or procedure related to the review, approval or ratification of transactions with related persons, our board of directors reviews all such transactions.

LEGAL PROCEEDINGS

We are currently not a party to any material legal proceedings, nor are we aware of any material pending legal proceedings to which we are a party or of which our property is the subject. We also know of no proceedings to which any of our directors, officers or affiliates, or any registered or beneficial holders of more than 5% of any class of our securities, or any associate of any such director, officer, affiliate or security holder are an adverse party or have a material interest adverse to us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND

RELATED STOCKHOLDER MATTERS

Market Information

Our shares of common stock have been quoted for trading on the Over-the-Counter Bulletin Board in the United States since July 2008. Our trading symbol was “WSID.OB” until August 2013, when it was changed to “AGSM”. There has not been any material trading in our common stock over the past two fiscal years and to date. There are no options, warrants or securities convertible into shares of our common stock currently issued and outstanding, other convertible loans described in our financial statements.

Holders

There are 148 holders of record of our common stock.

Dividends

We have not paid dividends on our shares of common stock and we do not expect to declare or pay dividends on shares of our common stock for the foreseeable future.  We intend to retain earnings, if any, to finance the expansion of our business.  Our future dividend policy will be subject to the discretion of our Board of Directors and will depend upon our future earnings, if any, our financial condition, capital requirements, general business conditions and other factors.

Equity Compensation Plans

The following table sets forth certain information pertaining to our equity compensation plan as at the end of the most recently completed financial year:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by securityholders	N/A	N/A	1,256,370(1)
Equity compensation plans not approved by securityholders	N/A	N/A	Nil
TOTAL	N/A	N/A	1,256,370(1)

(1) These shares are reserved under our stock option plan assumed under the Merger.

Recent Sales of Unregistered Securities

Other than the sales of unregistered securities that we reported in our Current Reports on Form 8-K filed May 15, 2013, September 12, 2013 and November 2013, we did not make any sales of unregistered securities during the last completed fiscal year to the date hereof.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND

FINANCIAL DISCLOSURE

On June 11, 2013, we terminated the engagement of BDO Canada LLP as our independent registered accounting firm and appointed Dale Matheson Carr-Hilton Labonte LLP (“DMCL”) as our new independent registered accounting firm. DMCL was the independent registered accounting firm of Rio Plata prior to the completion of the Merger. See our Form 8-K filed June 26, 2013 with the SEC for more information.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share of which there are 37,431,000 shares currently issued and outstanding.

The following statements are qualified in their entirety by reference to the detailed provisions of our certificate of incorporation and bylaws.

Common Stock

The holders of our common stock are entitled to one vote per share on matters on which our shareholders vote. There are no cumulative voting rights. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in any assets available for distribution to holders of shares of our common stock. There are no redemption or pre-emptive rights with respect to our shares of common stock.

Holders of common stock are entitled to receive dividends as declared by our board of directors, including dividends in the form of our common stock.

Stock Options and Warrants

There are no outstanding options or warrants to acquire shares of our common stock.

Convertible Debt

There is approximately $1,207,917 of short-term debt that is convertible in shares of our common stock on the basis of one share for each $0.30 of debt. We are in the process of converting the short-term debt to long-term debt that will not have a conversion feature.

Anti-takeover Provisions

Our Articles of Incorporation and Bylaws will contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our company or changing our board of directors and management.  According to our Bylaws and Articles of Incorporation, the holders of our common stock have no cumulative voting rights in the election of our directors.  The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting will make it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of our company by replacing our board of directors.

Shares Eligible for Future Sale

We currently have outstanding 37,431,000 shares of common stock. All of these shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

 Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 also is not available for resale of securities issued by any shell companies (other than business combination-related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•

the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, none of our stockholders will be able to sell shares of our common stock in reliance on Rule 144 for a period of one year from the Effective Time, unless registered under the Securities Act. Assuming we continue to meet the requirements set forth above, Rule 144 will become available to our stockholders one year after the Effective Date. Our stockholders will only be able to resell their shares of our common stock pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to another exemption from registration prior to that time.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)

his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)

his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.7502 of the NRS provides as follows:

1.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)

is not liable pursuant to NRS 78.138; or

(b)

acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)

is not liable pursuant to NRS 78.138; or

(b)

acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

3.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.”

Our Articles and Bylaws

Under our Articles of Incorporation, each person who was or is made a party or is  threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal,  administrative or investigative (hereafter a "proceeding"), by reason of the  fact  that he or  she,  or a  person  for  whom  he or she is the  legal representative, is or was an officer or director of the corporation or is or was serving at the request of the  corporation  as an officer or director or another corporation  or of a  partnership,  joint  venture,  trust or other  enterprise, including  service with respect to employee  benefit  plans whether the basis of such  proceeding  is alleged  action in an  official  capacity  as an officer or director or in any other  capacity while serving as an officer or director shall be  indemnified  and  held  harmless  by  the  corporation to the fullest extent  authorized  by Nevada  law,  as the same exists or may hereafter  be  amended,  (but,  in the case of any such  amendment,  only to the extent  that such  amendment  permits  the  corporation  to provide  broader indemnification  rights than said law permitted the corporation to provide prior to  such  amendment),   against  all  expense,  liability  and  loss  (including attorneys'

fees,  judgments,  fines, ERISA excise taxes or penalties and amounts to be paid in  settlement)  reasonably  incurred  or  suffered by such person in connection therewith and such indemnification  shall continue as to a person who has ceased to be an officer or  director  and shall  inure to the benefit of his here heirs,  executors and  administrators;  provided,  however,  that except as provided  herein  with  respect to  proceedings  seeking  to  enforce  rights to indemnification,  the  corporation  shall  indemnify  any  such  person  seeking indemnification  in connection with a proceeding (or part thereof)  initiated by such person only if such  proceeding  (or part  thereof) was  authorized  by the First Board of Directors of the corporation.

Under our Bylaws, the company shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the company, or is or was serving at the request of the company as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the company, and with respect to any criminal action proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Indemnity Agreements

In connection with the resignations of Mr. Bell, Mr. Novis and Mr. Price, we entered into customary indemnity agreements pursuant to which we agreed to indemnify each of them against certain expenses and liabilities actually and reasonably incurred by them or on their behalf in connection with any claims that may arise as a result of actions undertaken by them while serving as directors and officers of our company.

In connection with the appointments of Mr. Byberg and Mr. Robb as our directors and officers, we entered into substantially similar indemnity agreements with each of them indemnifying them against similar liabilities. Further, we entered into substantially similar indemnity agreements with Donald Bossert and Robert Morrison, who currently act as our directors, also indemnifying them against similar liabilities, and we propose to enter into substantially similar indemnity agreements with other persons going forward that agree to act as our directors or officers.

A form of the indemnity agreement has been filed with the SEC.

In addition, we acquired directors’ and officers’ liability insurance in February 2013 pursuant to which our directors and officers are insured against liability for certain actions undertaken in their capacity as directors and officers on behalf of the Corporation up to a maximum CDN$2 million. The insurance expires on February 27, 2014 and we are in the process of extending it.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures set forth in Item 2.01 above are hereby incorporated by reference into this Item 3.02.

Item 5.01. Changes in Control of Registrant.

The disclosures set forth in Item 2.01 above are hereby incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The disclosures set forth in Item 2.01 above are hereby incorporated by reference into this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures set forth in Item 2.01 above are hereby incorporated by reference into this Item 5.01. As a result of the Merger, our fiscal year end has changed to March 31, which is the fiscal year end of Rio Plata. Accordingly, we have filed a Quarterly Report on Form 10-Q for the periods ended June 30, 2013 and September 30, 2013.

Item 5.06. Change in Shell Company Status.

As described in Items 1.01 and 2.01 above, which are incorporated by reference into this Item 5.06, we ceased being a shell company (as defined in Rule 12b-2 under the Exchange Act) upon completion of the Merger.

Item 9.01. Financial Statements and Exhibits.

(a) As a result of its acquisition of Rio Plata as described in Item 2.01, the registrant is filing herewith Rio Plata’s audited consolidated financial statements as of and for the fiscal years ended March 31, 2013 and 2012 as Exhibit 99.1 to this current report.

(b) Unaudited pro forma condensed combined financial information as of and for the fiscal year ended March 31, 2013 is attached as Exhibit 99.2 to this current report.

(d) Exhibits.

Exhibit	Description
2.1	Agreement and Plan of Merger, dated April 22, 2013, by and among W. S. Industries, Inc., W.S. Merger Corp., Rio Plata Exploration Corporation and certain holders of debt of WS Industries(1)
3.1	Articles of Merger relating to the merger of W.S. Merger Corp. with and into Rio Plata Exploration Corporation, filed with the Secretary of State of the State of Nevada on May 14, 2013(2)
3.2	Articles of Incorporation(2)
3.3	Certificate of Amendment to Articles of Incorporation(2)
3.4	Bylaws of W.S. Industries Inc.(2)
10.1	Indemnity Agreement, dated as of April 22, 2013 between W.S. Industries Inc., W.S. Merger Corp., Rio Plata Exploration Corporation and Robert Bell(1)
10.2*	Management Services Agreement dated as of April 1, 2009 between 0847473 B.C. Ltd. and Rio Plata Exploration Corporation(2)
10.3	Exploration Contract and Unilateral Promise of Sale between Manuel de Jesus Hernandez Tovar and Real de Plata Resources S.A. de C.V. dated August 26, 2010(2)
10.4	Assignment of Mining Rights Contract between Manuel de Jesus Hernandez Tovar and Real de Plata Resources S.A. de C.V. dated August 27, 2010 (2)
10.5	Asset Operation Contract between Manuel de Jesus Hernandez Tovar and Real de Plata Resources S.A. de C.V. dated August 27, 2010 (2)
10.6	Stock Option Plan dated February 10, 2010(2)
10.7	Consulting Agreements with Terrence Byberg, Douglas Wood and R.M. Robb(3)
10.8	Option Agreement with Sage Gold Inc.(4)
10.9	Consulting Agreement with James Garber(4)
10.10	Form of Indemnity Agreement(5)
16.1	Letter Re: Change in Certifying Accountant(6)
99.1	Audited consolidated financial statements of Rio Plata Exploration Corporation. as of and for the fiscal years ended March 31, 2013 and 2012
99.2	Unaudited pro forma condensed combined financial information as of and for the fiscal year ended March 31, 2013

(1) Incorporated by reference to Form 8-K filed with the SEC on April 26, 2013.

(2) Incorporated by reference to Form 8-K filed with the SEC on May 14, 2013.

(3) Incorporated by reference to Form 8-K filed with the SEC on September 12, 2013.

(4) Incorporated by reference to Form 8-K filed with the SEC on November 15, 2013.

(5) Incorporated by reference to Form 8-K filed with the SEC on January 21, 2014.

(6) Incorporated by reference to Form 8-K filed with the SEC on June 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2014	SILVER STREAM MINING CORP.
	By:	/s/ Terrence Byberg
Terrence Byberg
Chief Executive Officer